IN THE UNITED STATES DISTRICT COURT
                           FOR THE DISTRICT OF ALASKA

-----------------------------------
                                   )
UNITED STATES OF AMERICA,          )
                                   )
                                   )
                  Plaintiff,       )
                                   )        CIVIL ACTION NO.
                  v.               )        A91-0589-CV (JWS)
                                   )
ALASKA RAILROAD CORPORATION,       )
CHUGACH ELECTRIC ASSOCIATION, INC.,)
WESTINGHOUSE ELECTRIC CORPORATION, )
SEARS, ROEBUCK AND COMPANY,        )
MONTGOMERY WARD AND COMPANY, INC.  )
J.C. PENNEY COMPANY, INC., AND     )
BRIDGESTONE/FIRESTONE, INC.,       )
                                   )
                  Defendants.      )
-----------------------------------)


         CERCLA REMEDIAL DESIGN AND REMEDIAL ACTION CONSENT DECREE


CONSENT DECREE FOR REMEDIAL DESIGN AND
REMEDIAL ACTION FOR THE STANDARD STEEL
AND METALS SALVAGE YARD SUPERFUND SITE - Page 1

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                                TABLE OF CONTENTS
                                                                     Page

I.                BACKGROUND. . . . . . . . . . . . . . . . . . . . .   3
II.               JURISDICTION. . . . . . . . . . . . . . . . . . . .   7
III.              PARTIES BOUND . . . . . . . . . . . . . . . . . . .   8
IV.               DEFINITIONS . . . . . . . . . . . . . . . . . . . .   9
V.                GENERAL PROVISIONS. . . . . . . . . . . . . . . . .  16
VI.               PERFORMANCE OF THE WORK BY SETTLING DEFENDANTS. . .  18
VII.              REMEDY REVIEW . . . . . . . . . . . . . . . . . . .  31
VIII.             QUALITY ASSURANCE, SAMPLING, AND DATA ANALYSIS. . .  33
IX.               ACCESS AND INSTITUTIONAL CONTROLS . . . . . . . . .  35
X.                REPORTING REQUIREMENTS. . . . . . . . . . . . . . .  42
XI.               EPA APPROVAL OF PLANS AND OTHER SUBMISSIONS . . . .  45
XII.              PROJECT COORDINATORS. . . . . . . . . . . . . . . .  48
XIII.             ASSURANCE OF ABILITY TO COMPLETE WORK . . . . . . .  50
XIV.              CERTIFICATION OF COMPLETION . . . . . . . . . . . .  52
XV.               EMERGENCY RESPONSE. . . . . . . . . . . . . . . . .  54
XVI.              REIMBURSEMENT OF RESPONSE COSTS . . . . . . . . . .  56
XVII.             INDEMNIFICATION AND INSURANCE . . . . . . . . . . .  60
XVIII.            FORCE MAJEURE . . . . . . . . . . . . . . . . . . .  64
XIX.              DISPUTE RESOLUTION. . . . . . . . . . . . . . . . .  67
XX.               STIPULATED PENALTIES. . . . . . . . . . . . . . . .  73
XXI.              COVENANTS NOT TO SUE BY PLAINTIFF . . . . . . . . .  81
XII.              COVENANTS BY SETTLING DEFENDANTS AND
                  OWNER SETTLING DEFENDANT. . . . . . . . . . . . . .  87
XXIII.            EFFECT OF SETTLEMENT; CONTRIBUTION PROTECTION . . .  89
XXIV.             ACCESS TO INFORMATION . . . . . . . . . . . . . . .  91
XXV.              RETENTION OF RECORDS. . . . . . . . . . . . . . . .  93
XXVI.             NOTICES AND SUBMISSIONS . . . . . . . . . . . . . .  94
XXVII.            EFFECTIVE DATE. . . . . . . . . . . . . . . . . . .  96
XXVIII.           RETENTION OF JURISDICTION . . . . . . . . . . . . .  96
XXIX.             APPENDICES. . . . . . . . . . . . . . . . . . . . .  96
XXX.              COMMUNITY RELATIONS . . . . . . . . . . . . . . . .  97
XXXI.             MODIFICATION. . . . . . . . . . . . . . . . . . . .  97
XXXII.            LODGING AND OPPORTUNITY FOR PUBLIC COMMENT. . . . .  98
XXXIII.           SIGNATORIES/SERVICE . . . . . . . . . . . . . . . .  99


CONSENT DECREE FOR REMEDIAL DESIGN AND
REMEDIAL ACTION FOR THE STANDARD STEEL
AND METALS SALVAGE YARD SUPERFUND SITE - Page 2

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                                  I. BACKGROUND
                  A. The United States of America ("United States"), on behalf of the Administrator of the United States Environmental Protection Agency ("EPA"), filed a complaint in this matter on December 6, 1991, pursuant to Sections 104, 107, and 113 of the Comprehensive Environmental Response, Compensation, and Liability
Act ("CERCLA"), 42 U.S.C. ss.ss. 9604, 9607, 9613.
                  B. Simultaneously with the lodging of this CERCLA Remedial Design and Remedial Action Consent Decree ("Consent Decree"), the United States has filed an amended complaint in this matter pursuant to Sections 106, 107, and 113 of CERCLA, 42 U.S.C. ss.ss. 9606, 9607, and 9613.
                  C. The United States in its amended complaint seeks, inter alia: (1) reimbursement of costs incurred by EPA and the Department of Justice for response actions at the Standard Steel and Metals Salvage Yard Superfund Site ("Site") in the Municipality of Anchorage, Alaska, together with accrued interest, if any; and (2) performance of studies and response actions by the defendants at the Site consistent with the National Oil and Hazardous Substance Pollution Contingency Plan, 40 C.F.R. Part 300 (as amended) ("NCP").
                  D. In accordance with the NCP and Section 121(f)(1)(F) of CERCLA, 42 U.S.C. ss. 9621(f)(1)(F), EPA notified the State of Alaska (the "State") on November 6, 1996, of negotiations with potentially responsible parties regarding the implementation of the remedial design and remedial action for the

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REMEDIAL ACTION FOR THE STANDARD STEEL
AND METALS SALVAGE YARD SUPERFUND SITE - Page 3

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Site,  and EPA has provided the State with an opportunity to participate in such negotiations and be a party to this Consent Decree.
                  E. In accordance with Section 122(j)(1) of CERCLA, 42 U.S.C. ss. 9622(j)(1), EPA notified the U.S. Department of the Interior and the National Oceanic and Atmospheric Administration on November 6, 1996, and the Alaska Department of Environmental Conservation on November 13, 1996, of negotiations with potentially responsible parties regarding the release of hazardous substances that may have resulted in injury to the natural resources under Federal and State trusteeship, and encouraged the trustees to participate in the negotiation of this Consent Decree.
                  F. The defendants that have entered into this Consent Decree ("Settling Defendants and Owner Settling Defendant") do not admit any liability to the Plaintiff arising out of the transactions or occurrences alleged in the amended complaint, nor do they acknowledge that the release or threatened release of hazardous substances at or from the Site constitutes an imminent or substantial endangerment to the public health or welfare or the environment.
                  G. Pursuant to Section 105 of CERCLA, 42 U.S.C. ss. 9605, EPA placed the Site on the National Priorities List ("NPL"), set forth at 40 C.F.R.
Part 300, Appendix B, by publication in the Federal Register on August 30, 1990, 55 Fed.
Reg. 35502.

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REMEDIAL ACTION FOR THE STANDARD STEEL
AND METALS SALVAGE YARD SUPERFUND SITE - Page 4

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                  H. In  response  to a  release  or a  substantial  threat of a release of a hazardous substance at or from the Site, Defendant Chugach Electric Association, Inc. performed a Remedial Investigation and Feasibility Study ("RI/FS") for the Site pursuant to 40 C.F.R. ss. 300.430 under an Administrative Order on Consent, Docket Nos. 1091-07-02-107 and 1091-07-01-120, dated September 25, 1992, as amended on July 6 and October 24, 1994, and by the Partial Consent Decree, entered by the Court on December 11, 1996 ("AOC").
                  I.  Pursuant  to the AOC,  Defendant  Chugach  Electric
Association, Inc. completed a Remedial Investigation ("RI") Report in August of 1994, and a Feasibility Study ("FS") Report in January of 1996.
                  J. Some of the Defendants alleged, in response to the original complaint, that certain federal agencies and instrumentalities are among the classes of persons identified in Section 107(a) of CERCLA as liable for response
costs   incurred  with  respect  to  the  Site.   These  federal   agencies  and
instrumentalities (the "Federal PRPs") reimbursed to Chugach 75% of the costs of performing the RI/FS. In addition, pursuant to the Partial Consent Decree, defined at Section IV, Paragraph N. below, the Federal PRPs are obligated to fund 61.50% of all Future Costs, as defined in Paragraph 3.n. of the Partial Consent Decree, which includes the costs of performing the Work (defined in Paragraph 4 below) and other costs.

CONSENT DECREE FOR REMEDIAL DESIGN AND
REMEDIAL ACTION FOR THE STANDARD STEEL
AND METALS SALVAGE YARD SUPERFUND SITE - Page 5

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                  K. Pursuant to Section 117 of CERCLA,  42 U.S.C. ss. 9617, EPA
published notice of the completion of the FS and of the proposed plan for remedial action on March 18, 1996, in a major local newspaper of general circulation. EPA provided an opportunity for written and oral comments from the public on the proposed plan for remedial action. A copy of the transcript of the public meeting is available to the public as part of the administrative record upon which the Regional Administrator based the selection of the response action.
                  L.  The  decision  by  EPA  on  the  remedial   action  to  be
implemented at the Site is embodied in a final Record of Decision ("ROD"), executed on July 16, 1996, on which the State has given its concurrence. The ROD includes EPA's explanation for any significant differences between the final plan and the proposed plan as well as a responsiveness summary to the public comments. Notice of the final plan was published in accordance with Section 117(b) of CERCLA, 42 U.S.C. ss. 9617(b).
                  M. Based on the information presently available to EPA, EPA believes that the Work and Institutional Controls (defined in Paragraph 4 below) will be properly and promptly conducted by the Settling Defendants and Owner Settling Defendant, if conducted in accordance with the requirements of this Consent Decree and its appendices.
                  N. Solely for the purposes of Section 113(j) of CERCLA, 42 U.S.C. ss. 9613(j), the Remedial Action selected by the ROD and the Work to be performed by the Settling Defendants and

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REMEDIAL ACTION FOR THE STANDARD STEEL
AND METALS SALVAGE YARD SUPERFUND SITE - Page 6

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the Institutional  Controls to be implemented by Owner Settling  Defendant shall constitute response actions taken or ordered by the President.
                  O. The Parties recognize, and the Court by entering this Consent Decree finds, that this Consent Decree has been negotiated by the Parties in good faith and implementation of this Consent Decree will expedite the cleanup of the Site and will avoid prolonged and complicated litigation between the Parties, and that this Consent Decree is fair, reasonable, and in the public interest.
         NOW, THEREFORE, it is hereby Ordered, Adjudged, and Decreed:
                                II. JURISDICTION
                  1. This Court has jurisdiction over the subject matter of this action pursuant to 28 U.S.C. ss.ss. 1331 and 1345, and 42 U.S.C. ss.ss. 9606, 9607, and 9613(b). This Court also has personal jurisdiction over the Settling Defendants and Owner Settling Defendant. Solely for the purposes of this Consent Decree and the underlying amended complaint, Settling Defendants and Owner
Settling Defendant waive all objections and defenses that they may have to jurisdiction of the Court or to venue in this District. The Parties shall not challenge the terms of this Consent Decree or this Court's jurisdiction to enter and enforce this Consent Decree.


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REMEDIAL ACTION FOR THE STANDARD STEEL
AND METALS SALVAGE YARD SUPERFUND SITE - Page 7

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                               III. PARTIES BOUND
                  2. This Consent Decree applies to and is binding upon the Parties and their agents, successors, and assigns. Any change in ownership or corporate status of a Settling Defendant or Owner Settling Defendant, including, but not limited to, any transfer of assets or real or personal property, shall in no way alter such Settling Defendant's or Owner Settling Defendant's responsibilities under this Consent Decree.
                  3. Settling Defendants shall provide a copy of this Consent Decree to each contractor hired to perform the Work (as defined in Paragraph 4 below) required by this Consent Decree and to each person representing any Settling Defendant with respect to the Site or the Work, and shall condition all contracts entered into hereunder upon performance of the Work in conformity with the terms of this Consent Decree. If Owner Settling Defendant hires a contractor or outside party to perform Institutional Controls, it shall provide such contractor or outside party with a copy of this Consent Decree and shall condition all contracts entered into hereunder upon performance of the
Institutional Controls in conformity with the terms of this Consent Decree. Settling Defendants and, if applicable, Owner Settling Defendant or their contractors shall provide written notice of the Consent Decree to all subcontractors hired to perform any portion of the Work or Institutional Controls required by this Consent Decree. Settling Defendants and, if applicable, Owner Settling Defendant shall nonetheless be

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REMEDIAL ACTION FOR THE STANDARD STEEL
AND METALS SALVAGE YARD SUPERFUND SITE - Page 8

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responsible for ensuring that their contractors and  subcontractors  perform the
Work or Institutional Controls contemplated herein in accordance with this Consent Decree. With regard to the activities undertaken pursuant to this Consent Decree, each contractor and subcontractor hired by Settling Defendants or Owner Settling Defendant shall be deemed to be in a contractual relationship with the Settling Defendants or Owner Settling Defendant, respectively, within the meaning of Section 107(b)(3) of CERCLA, 42 U.S.C. ss. 9607(b)(3).
                                 IV. DEFINITIONS
                  4. Unless otherwise expressly provided herein, terms used in this Consent Decree which are defined in CERCLA or in regulations promulgated under CERCLA shall have the meaning assigned to them in CERCLA or in such regulations. Whenever terms listed below are used in this Consent Decree or in the appendices attached hereto and incorporated hereunder, the following definitions shall apply:
                  A. "ADEC" shall mean the Alaska Department of Environmental Conservation and any successor departments or agencies of the State;
                  B.       "CERCLA" shall mean the Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. ss.ss. 9601 et seq.;
                  C. "Consent Decree" or "Decree" shall mean this CERCLA Remedial Design and Remedial Action Consent Decree and all

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REMEDIAL ACTION FOR THE STANDARD STEEL
AND METALS SALVAGE YARD SUPERFUND SITE - Page 9

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appendices attached hereto (listed in Section XXIX).  In the event of conflict between this Decree and any appendix, this Decree shall control;
                  D. "Day" shall mean a calendar day unless expressly stated to be a working day. "Working day" shall mean a day other than a Saturday, Sunday, or Federal holiday. In computing any period of time under this Consent Decree, where the last day would fall on a Saturday, Sunday, or Federal holiday, the period shall run until the close of business of the next working day;
                  E. "EPA" shall mean the United States Environmental Protection Agency and any successor departments or agencies of the United States;
                  F. "Federal PRPs" shall mean the Department of Transportation (including the Federal Railroad Administration), the Department of Defense (including the Defense Logistics Agency, the Defense Reutilization and Marketing Service, and the Army & Air Force Exchange Service), and any successor agencies, departments or instrumentalities of the United States.
                  G. "Future Response Costs" shall mean all costs, including, but not limited to, direct and indirect costs, that the United States (excluding for this purpose, the Federal PRPs) incurs in reviewing or developing plans, reports and other items pursuant to this Consent Decree, verifying the Work and all Institutional Controls, or otherwise implementing, overseeing, or enforcing this Consent Decree, including, but not limited to, payroll costs, contractor costs, travel costs, laboratory costs,

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REMEDIAL ACTION FOR THE STANDARD STEEL
AND METALS SALVAGE YARD SUPERFUND SITE - Page 10

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the costs incurred pursuant to Sections VII, IX (including,  but not limited to, the cost of attorney time and any monies paid to secure access and/or to secure or implement Institutional Controls, including, but not limited to, the amount of just compensation), XV, XI, and Paragraph 84 of Section XXI, minus
$53,665.18. Future Response Costs shall include all interim response costs pursuant to 42 U.S.C. ss. 9607(a) paid or incurred but not yet paid by the United States in connection with the Site as follows: (1) for EPA, on or after July 16, 1996, and prior to the Effective Date of this Consent Decree, as defined in Section XXVII below, and incurred for site ID 102P; and (2) for the U.S. Department of Justice, Environmental Enforcement Section of the Environment and Natural Resources Division, incurred after December 11, 1996, and prior to the Effective Date of this Consent Decree, as defined in Section XXVII below, and billed to DOJ File No. 90-11-3-810;
                  H. "Institutional Controls" shall mean land and water use restrictions and access restrictions identified in the ROD, including, but not limited to, restrictions in the form of contractual agreements, restrictive covenants that run with the land, and governmental controls.
                  I. "Interest" shall mean interest at the rate specified for interest on investments of the Hazardous Substance Superfund established under Subchapter A of Chapter 98 of Title 26 of the U.S. Code, compounded on October 1 of each year, in accordance with 42 U.S.C. ss. 9607(a);

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REMEDIAL ACTION FOR THE STANDARD STEEL
AND METALS SALVAGE YARD SUPERFUND SITE - Page 11

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                  J.  "National Contingency Plan" or "NCP" shall mean the
National Oil and Hazardous Substances Pollution Contingency Plan promulgated pursuant to Section 105 of CERCLA, 42 U.S.C. ss. 9605, codified at 40 C.F.R.
Part 300, and any amendments thereto;
                  K. "Operation and Maintenance" or "O&M" shall mean all activities required to maintain the effectiveness of the Remedial Action as provided in the ROD and required under the Operation and Maintenance Plan approved or developed by EPA pursuant to this Consent Decree and the Statement of Work (SOW);
                  L. "Owner Settling Defendant" shall mean the Alaska Railroad Corporation, and any successor agency, department, or corporation;
                  M. "Paragraph" shall mean a portion of this Consent Decree identified by an arabic numeral or an upper case letter;
                  N. "Partial Consent Decree" shall mean the Partial Consent Decree lodged in this Civil Action No. A91-0589-CV (JWS) on October 9, 1996, and entered on December 11, 1996, and in which Settling Defendants, Defendant Montgomery Ward and Company, Inc., Owner Settling Defendant, and the Federal PRPs agreed, among other things, to: (1) reimburse the United States for Past Costs, DOJ Enforcement Costs, and Oversight Costs, as those terms are defined in the Partial Consent Decree; and (2) in which the Federal PRPs and the Owner Settling Defendant collectively agreed to fund sixty-four percent (64%) of Future Costs as that term is defined in the Partial Consent Decree;

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AND METALS SALVAGE YARD SUPERFUND SITE - Page 12

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                  O.       "Parties" shall mean the United States, the
Settling Defendants, and Owner Settling Defendant;
                  P. "Performance Standards" shall mean the cleanup standards and other measures of achievement of the goals of the Remedial Action, set forth in Section 9.0 of the ROD and Sections
2.0 and 3.0 of the SOW;
                  Q.       "Plaintiff" shall mean the United States;
                  R. "RCRA" shall mean the Solid Waste Disposal Act, as amended, 42 U.S.C. ss.ss. 6901 et seq. (also known as the Resource
Conservation and Recovery Act);
                  S. "Record of Decision" or "ROD" shall mean the EPA Record of Decision relating to the Site signed on July 16, 1996, by the Regional Administrator, EPA Region 10, and all attachments thereto. The ROD is attached as Appendix A;
                  T. "Remedial Action" shall mean those activities, including implementation of access and Institutional Controls, but excluding Operation and Maintenance, to be undertaken by the Settling Defendants and Owner Settling Defendant pursuant to this Consent Decree to implement the ROD, in accordance with the SOW and the final Remedial Design and Remedial Action Work Plans and other plans approved by EPA under this Consent Decree;
                  U. "Remedial Action Work Plan" shall mean the document developed pursuant to Paragraph 12 of this Consent Decree and approved by EPA, and any amendments thereto;
                  V. "Remedial Design" shall mean those activities to be undertaken by the Settling Defendants to develop the final

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REMEDIAL ACTION FOR THE STANDARD STEEL
AND METALS SALVAGE YARD SUPERFUND SITE - Page 13

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plans and specifications for the Remedial Action pursuant to the
Remedial Design Work Plan;
                  W.       "Remedial Design Work Plan" shall mean the
document developed pursuant to Paragraph 11 of this Consent
Decree and approved by EPA, and any amendments thereto;
                  X.       "Section" shall mean a portion of this Consent
Decree identified by a Roman numeral;
                  Y. "Settling Defendants" shall mean Chugach Electric Association, Inc., Westinghouse Electric Corporation, Sears,
Roebuck and Company, J.C. Penney Company, Inc., and
Bridgestone/Firestone, Inc.;
                  Z. "Site" shall mean the Standard Steel and Metals Salvage Yard Superfund Site, located at 2400 Railroad Avenue, in the Municipality of Anchorage, Alaska, and more specifically described in the legal description attached as Appendix C, which may be amended after the remedial action is constructed. The Site is also depicted generally on the map attached as Appendix D;
                  aa.      "State" shall mean the State of Alaska;
                  bb.      "Statement of Work" or "SOW" shall mean the
statement of work for implementation of the Remedial Design, Remedial Action, and Operation and Maintenance at the Site, as set forth in Appendix B to this Consent Decree, and any modifications of it made in accordance with this Consent Decree;
                  cc.      "Supervising Contractor" shall mean the principal
contractor retained by the Settling Defendants to supervise and direct the implementation of the Work under this Consent Decree;

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AND METALS SALVAGE YARD SUPERFUND SITE - Page 14

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                  dd.   "Supplemental   Institutional   Controls"   shall   mean
institutional controls, other than those required pursuant to this Consent Decree and identified in the ROD, that are developed, requested, or approved by EPA for one or more of the following purposes: (1) to ensure non-interference with the performance, operation and maintenance of any response actions at or pertaining to the Site, other than the remedy selected in the ROD; (2) to ensure the integrity and effectiveness of any response actions at or pertaining to the Site, other than the remedy selected in the ROD; and (3) to otherwise ensure the protection of public health, welfare, or the environment at and in connection with the Site.
                  ee.      "United States" shall mean the United States of
America;
                  ff.      "Waste Material" shall mean (1) any "hazardous
substance" under Section 101(14) of CERCLA, 42 U.S.C. ss. 9601(14);
(2) any pollutant or contaminant under Section 101(33) of CERCLA, 42 U.S.C. ss. 9601(33); or (3) any "solid waste" under Section
1004(27) of RCRA, 42 U.S.C. ss. 6903(27); and
                  gg. "Work" shall mean all activities Settling Defendants are required to perform under this Consent Decree, except those required by Section XXV (Retention of Records). Work shall not mean the Institutional Controls that Owner Settling Defendant is agreeing to perform and implement pursuant to
Section IX. of this Consent Decree.


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REMEDIAL ACTION FOR THE STANDARD STEEL
AND METALS SALVAGE YARD SUPERFUND SITE - Page 15

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                              V. GENERAL PROVISIONS

                  5. Objectives of the Parties

     The objectives of the Parties in entering into this Consent Decree are: (1) to protect public health or welfare or the environment at the Site by the performance of the Remedial Design and Remedial Action at the Site and the performance of O&M at the Site; (2) the reimbursement of Future Response Costs of the Plaintiff; and (3) the resolution of the claims of Plaintiff against Settling Defendants and Owner Settling Defendant as provided in this Consent Decree.
                  6.       Commitments by Settling Defendants and Owner
Settling Defendant.
                  a. Settling Defendants shall perform the Work in accordance with this Consent Decree, the ROD, the SOW, and all Work Plans and other plans, standards, specifications, and schedules set forth herein or developed by Settling Defendants and approved by EPA pursuant to this Consent Decree.
Settling Defendants shall also reimburse the United States for Future Response Costs as provided in this Consent Decree.
                  b. The obligations of Settling Defendants to perform the Work under this Consent Decree are joint and several. In the event of the insolvency or other failure of any one or more Settling Defendants to implement the requirements of this Consent Decree, the remaining Settling Defendants shall complete all such requirements (without waiving any rights such remaining Settling Defendants may have against the defaulting Settling Defendant or

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its  successors  or assigns).  Nonpayment  by any person,  including the Federal
PRPs, shall not be a defense to nonperformance of any provision of this Consent Decree that Settling Defendants or Owner Settling Defendant are required to perform.
                  c.  Owner  Settling   Defendant   shall  finance  and  perform
Institutional   Controls,   including   title  notices,   site  use  and  access
restrictions, that are contained in Section IX of this Consent Decree and are required by the ROD and SOW.
                  7.       Compliance With Applicable Law
                  All activities undertaken by Settling Defendants pursuant to this Consent Decree shall be performed in accordance with the requirements of all applicable federal and state laws and regulations. Settling Defendants also must comply with all applicable or relevant and appropriate requirements of all Federal and state environmental laws as set forth in the ROD and the SOW. The activities conducted pursuant to this Consent Decree, if approved by EPA, shall be considered to be consistent with the NCP.
                  8.       Permits
                  a. As provided in Section 121(e) of CERCLA, 42 U.S.C. ss. 9621(e), and Section 300.400(e) of the NCP, no permit shall be required for any portion of the Work conducted entirely on-Site (i.e., within the areal extent of contamination or in very close proximity to the contamination and necessary for implementation of the Work). Where any portion of the Work that is not on-Site requires a federal or state permit or approval, Settling

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Defendants  shall  submit  timely and complete  applications  and take all other actions necessary to obtain all such permits or approvals.
                  b.  The  Settling   Defendants   may  seek  relief  under  the
provisions of Section XVIII (Force Majeure) of this Consent Decree for any delay in the performance of the Work resulting from a failure to obtain, or a delay in obtaining, any permit required for the Work.
                  c. This Consent Decree is not, and shall not be construed to be, a permit issued pursuant to any federal or state statute or regulation.
                  9. Nothing in this Consent Decree is intended to alter or otherwise affect the provisions or terms of the Partial Consent Decree.
               VI. PERFORMANCE OF THE WORK BY SETTLING DEFENDANTS
                  10.      Selection of Supervising Contractor.
                  a. All aspects of the Work to be performed by Settling Defendants pursuant to Sections VI (Performance of the Work by Settling Defendants), VII (Remedy Review), VIII (Quality Assurance, Sampling and Data Analysis), and XV (Emergency Response) of this Consent Decree shall be under the direction and supervision of the Supervising Contractor, the selection of which shall be subject to disapproval by EPA. Within ten (10) days after the lodging of this Consent Decree, Settling Defendants shall notify EPA, in writing, of the name, title, and

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qualifications of any contractor proposed to be the Supervising Contractor.  EPA will issue a notice of disapproval or an authorization to proceed. If at any time thereafter, Settling Defendants propose to change a Supervising Contractor,
Settling   Defendants  shall  give  such  notice  to  EPA  and  must  obtain  an authorization to proceed from EPA before the new Supervising Contractor performs, directs, or supervises any Work under this Consent Decree.
                  b. If EPA disapproves a proposed Supervising Contractor, EPA will notify Settling Defendants, in writing. Settling Defendants shall submit to EPA a list of contractors, including the qualifications of each contractor, that would be acceptable to them within thirty (30) days of receipt of EPA's disapproval of the contractor previously proposed. EPA will provide written
notice  of  the  names  of  any   contractor(s)   that  it  disapproves  and  an
authorization to proceed with respect to any of the other contractors. Settling Defendants may select any contractor from that list that is not disapproved and shall notify EPA of the name of the contractor selected within twenty-one (21) days of EPA's authorization to proceed.
                  c. If EPA fails to provide written notice of its authorization to proceed or disapproval as provided in this Paragraph and this failure prevents the Settling Defendants from meeting one or more deadlines in a plan approved by the EPA pursuant to this Consent Decree, Settling Defendants may seek

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relief under the provisions of Section XVIII (Force Majeure)
hereof.
                  11.        Remedial Design.
                  a. Within sixty (60) days after EPA's issuance of an authorization to proceed pursuant to Paragraph 9, Settling Defendants shall submit to EPA and the State a Work Plan for the design of the Remedial Action at the Site ("Remedial Design Work Plan" or "RD Work Plan"). The Remedial Design Work Plan shall provide for design of the remedy set forth in the ROD, in accordance with the SOW and for achievement of the Performance Standards and other requirements set forth in the ROD, this Consent Decree and/or the SOW. Upon its approval by EPA, the Remedial Design Work Plan shall be incorporated into and become enforceable under this Consent Decree.
                  b. The Remedial Design Work Plan shall include plans and schedules for implementation of all remedial design and pre-design tasks identified in the SOW. The Remedial Design Work Plan shall incorporate the approved Design Level Treatability Study Work Plan and schedule therefor and incorporate results of pre-design treatability studies, both of which were drafted and performed pursuant to the AOC, as amended. The Remedial Design Work Plan shall include, but not be limited to, plans and schedules for the completion of: (1) a Sampling and Analysis Plan (SAP); (2) a Quality Assurance Project Plan (QAPP); (3) a Field Sampling Plan (FSP); (4) a Construction Quality Plan; (5) a conceptual design of the landfill (which is required in the ROD

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to meet  requirements  of the Toxics  Substances and Control Act, 15 U.S.C.  ss.
2601, ("TSCA")) and future use of the facility or a process to incorporate the Owner Settling Defendant's planned future use of the Site; (6) a preliminary (30%) design submittal; and (7) pre-final (95%) and final (100%) design submittals. The Remedial Design Work Plan shall include a schedule for completion of the Remedial Action Work Plan. Together with the RD Work Plan,
Settling Defendants shall submit a Health and Safety Plan for field design activities which conforms to the applicable Occupational Safety and Health Administration and EPA requirements including, but not limited to, 29 C.F.R. ss. 1910.120.
                  c. Upon approval of the Remedial Design Work Plan by EPA, after a reasonable opportunity for review and comment by the State, Settling
Defendants   shall  implement  the  Remedial  Design  Work  Plan.  The  Settling
Defendants shall submit to EPA and the State all plans, submittals and other deliverables required under the approved Remedial Design Work Plan in accordance with the approved schedule for review and approval pursuant to Section XI (EPA Approval of Plans and Other Submissions). Unless otherwise directed or approved in writing by EPA, Settling Defendants shall not commence further Remedial
Design  activities  at the Site prior to  approval of the  Remedial  Design Work
Plan.
                  d. The preliminary thirty percent (30%) design submittal shall include, at a minimum, the following: (1) preliminary plans, drawings, and sketches, including design criteria; (2) available results of treatability studies and

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additional  field sampling;  (3) design  assumptions  and parameters,  including design restrictions, process performance criteria, appropriate unit processes for the treatment train, design duration and leachate generation of the landfill; (4) proposed cleanup and treatment verification methods, including compliance with Applicable or Relevant and Appropriate Requirements (ARARs); (5) outline of required specifications; (6) proposed siting/location of treatment equipment/construction activity; (7) expected long-term monitoring and operation requirements; (8) preliminary construction schedule, including contracting strategy; and (9) conceptual future use of the site. Together with the preliminary (30%) design submittal, Settling Defendants shall submit a Health and Safety Plan for construction activities which conforms to the applicable Occupational Safety and Health Administration and EPA requirements including, but not limited to, 29 C.F.R. ss. 1910.120.
                  e. The pre-final ninety-five percent (95%) and final design one hundred percent (100%) submittal shall include, at a minimum, the following:
(1) a draft Operation and Maintenance Plan; (2) a Capital and Operation and Maintenance Cost Estimate that revises the FS cost estimate; and (3) a final project schedule for the construction and implementation of the RA which identifies timing for initiation and completion of all critical path tasks.



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                  12.      Remedial Action.
                  a. Within thirty (30) days after receipt of EPA's approval of the final design submittal, Settling Defendants shall submit to EPA and the State a Work Plan for the performance of the Remedial Action at the Site ("Remedial Action Work Plan"). The Remedial Action Work Plan shall provide for construction and implementation of the remedy set forth in the ROD and achievement of the Performance Standards, in accordance with this Consent Decree, the ROD, the SOW, and the design plans and specifications developed in accordance with the Remedial Design Work Plan and approved by EPA. Upon its approval by EPA, the Remedial Action Work Plan shall be incorporated into and become enforceable under this Consent Decree. At the same time as they submit the Remedial Action Work Plan, Settling Defendants shall submit to EPA and the State a Health and Safety Plan for field activities required by the Remedial Action Work Plan which conforms to the applicable Occupational Safety and Health Administration and EPA requirements including, but not limited to, 29 C.F.R. ss. 1910.120.
                  b. The Remedial  Action Work Plan shall include the following:
(1) a Draft Performance Standard Verification Plan; (2) a Draft Construction Quality Assurance Plan; (3) a Draft SAP including the final QAPP and final FSP/Final H&S Plan/Final Contingency Plan; (4) Construction Management Plan; (5) discussion and planning of the RA work elements, including rationale for the various tasks; (6) relevant changes in the RD Work Plan, if any; (7) identification of RA inspections, hold

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points,  and reports;  (8)  identification of protocol and coordination of field oversight and preliminary field inspections where applicable; (9) contingency procedures; (10) a Waste Management Plan; (11) a Project Management Plan; (12)
Equipment   Decontamination  Plan;  (13)  performance   measurement  points  and
rationale for their selection; and (14) any other procedures relevant to the RA. The Remedial Action Work Plan also shall include a schedule for implementation of all Remedial Action tasks identified in the final design submittal.
                  c. Upon approval of the Remedial Action Work Plan by EPA, after a reasonable opportunity for review and comment by the State, Settling Defendants shall implement the activities required under the Remedial Action Work Plan in accordance with the schedule therein. The Settling Defendants shall submit to EPA and the State all plans, submittals, or other deliverables required under the approved Remedial Action Work Plan in accordance with the approved schedule for review and approval pursuant to Section XI (EPA Approval of Plans and Other Submissions). Unless otherwise directed by EPA or approved in writing, Settling Defendants shall not commence physical Remedial Action activities at the Site prior to approval of the Remedial Action Work Plan.
                  d.  Within  fifteen  (15)  days  after   Settling   Defendants
preliminarily conclude that construction of the Remedial Action is complete, Settling Defendants shall notify EPA and the State and schedule a Pre-Final Construction Completion inspection with

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representatives  of  Settling  Defendants,  EPA,  and the  State.  No later than fifteen (15) days after the Pre-Final Construction Completion Inspection, the Settling Defendants shall submit a Pre-Final Construction Completion Report, containing the results of the Pre-Final Construction Completion Inspection and complying with the requirements of the SOW. In the report, a registered
professional   engineer  and  the  Settling   Defendants'   Project  Coordinator
(designated pursuant to Section XII) shall state that the Remedial Action has been constructed in accordance with the approved design and specifications. The written report shall include as-built drawings signed and stamped by a registered professional engineer. The report shall contain the following statement, signed by a responsible corporate official of a Settling Defendant or the Settling Defendants' Project Coordinator:
         "To the best of my knowledge, after thorough investigation, I certify that the information contained in or accompanying this submission is true, accurate, and complete. I am aware there are significant penalties for submitting false information, including the possibility of fine and imprisonment for knowing violations."

After the Pre-Final Construction Completion Inspection and receipt and review of the Pre-Final Construction Completion Report, EPA may approve, request modifications, or disapprove the Report pursuant to Section XI (EPA Approval of Plans and Other Submissions), after reasonable opportunity to review and comment by the State. If EPA determines that construction of the Remedial Action or any portion thereof has not been completed in

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accordance with this Consent Decree,  EPA will notify  Settling  Defendants,  in writing, of the activities that must be undertaken by Settling Defendants pursuant to this Consent Decree to complete construction of the Remedial Action. EPA will set forth in the notice a schedule for performance of such activities consistent with the Consent Decree and the SOW and for finalization of the Construction Completion Report, or require the Settling Defendants to submit a schedule to EPA for approval pursuant to Section XI (EPA Approval of Plans and Other Submissions). Settling Defendants shall perform all activities described in the notice in accordance with the specifications and schedules established pursuant to this Paragraph, subject to their right to invoke the dispute resolution procedures set forth in Section XIX (Dispute Resolution). If requested by EPA, Settling Defendants shall schedule a Final Construction Completion Inspection within fifteen (15) days of completion of all activities identified by EPA to be completed. Settling Defendants shall submit a Final Construction Completion Report in accordance with the SOW within ninety (90) days of (i) completion of the last activity required to be performed by Settling Defendant under this Paragraph 12.d., or (ii) the Final Construction Completion Inspection, whichever is later. The Final Construction Completion Report shall contain all of the registered engineer's statements and the responsible corporate official statement required above in this Paragraph 12.d. EPA will attempt to approve or disapprove the Final Construction

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Completion Report within ninety (90) days of its receipt of same; nonetheless, a written approval from EPA is required.
                  e. Commencing upon the date of lodging of this Consent Decree, Settling Defendants agree not to use any portion of the Site for purposes of performing Remedial Action and for conducting O&M of the Remedial Action in violation of any of the restrictions listed in Paragraph 29.a. Commencing upon the date of lodging of this Consent Decree, Settling Defendants also agree not to allow the use by any licensee, agent, contractor, subcontractor, or any person under the control of Settling Defendants given an interest or right to use, enter upon, occupy, or possess any portion of the Site for purposes of performing Remedial Action and for conducting O&M of the Remedial Action in violation of any of the restrictions listed in Paragraph 29.a. With respect to the access restrictions contained in Paragraph 29.a., subparagraph v., and in order to protect the Remedial Action, the public health, and the environment during and after implementation of the Remedial Action, Settling Defendants shall perform and implement the following as Work required by this Consent
Decree:
                  (i) Settling Defendants shall construct a six-foot woven mesh fence, wall or similar device approved by EPA around the TSCA landfill and the cover required by the ROD. And, pursuant to the ROD, if requested by Settling Defendants and approved by

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                           EPA, a building foundation or parking lot may be
                           substituted for the fence and the cover;
                  (ii) Settling Defendants shall construct a six-foot high fence or similar structure around all areas of the Site with surface concentrations between 1 mg/kg and 10 mg/kg PCBs. And, pursuant to the ROD, if requested by Settling Defendants and approved by EPA, a cap, building foundation, or parking lot may be substituted for the fence.
                  13. The Settling Defendants shall continue to implement the Remedial Action and O&M until the Performance Standards are achieved, and as required under this Consent Decree. The Settling Defendants shall continue to implement O&M as long as contaminants that exceed the cleanup levels set forth in the ROD remain on-Site, and as required under this Consent Decree.
                  14. Modification of the SOW or Related Work Plans. a. If EPA determines that modification to the Work specified in the SOW and/or in Work Plans developed pursuant to the SOW is necessary to achieve and maintain the Performance Standards or to carry out and maintain the effectiveness of the remedy set forth in the ROD, EPA may require that such modification be incorporated in the SOW and/or such Work Plans. A modification may only be required pursuant to this Paragraph, however, to the extent that it is consistent with the scope of the remedy selected in the ROD and the Performance Standards.

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                  b.  If  Settling   Defendants   object  to  any   modification
determined by EPA to be necessary pursuant to this Paragraph, they may seek dispute resolution pursuant to Section XIX (Dispute Resolution), Paragraph 66 (record review). The SOW and/or related Work Plans shall be modified in accordance with final resolution of the dispute.
                  c. If Settling Defendants do not invoke dispute resolution or the dispute resolution process results in an adverse decision for Settling Defendants, Settling Defendants shall implement any Work required by any modifications incorporated in the SOW and/or in Work Plans developed pursuant to the SOW in accordance with this Paragraph.
                  d. Nothing in this Paragraph shall be construed to limit EPA's authority to select and seek performance of further response actions as otherwise provided in this Consent Decree.
                  e. If at any time during performance of the Work, Settling Defendants identify a need for additional data or work beyond that required by this Consent Decree or in the approved Plans, a memorandum documenting the need for such data or work shall be submitted to the EPA Project Coordinator. EPA, by its Project Coordinator, will determine whether such additional data or work are to be incorporated into subsequent reports and deliverables required in this Consent Decree.
                  f. The following modifications or changes may be made by written agreement of the Project Coordinators: (1) technical field modifications to, and modifications of any schedules

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contained in, any Plan  required  under the SOW; and (2) any other change to the
Plans  required in the SOW,  not  otherwise  addressed  in this  Paragraph or in
Section XXXI (Modification) of this Consent Decree.
                  15. Settling Defendants acknowledge and agree that nothing in this Consent Decree, the SOW, or the Remedial Design or Remedial Action Work Plans constitutes a warranty or representation of any kind by Plaintiff that compliance with the work requirements set forth in the SOW and the Work Plans will achieve the Performance Standards.
                  16. In accordance with 40 C.F.R. Section 300.440, Settling Defendants shall, prior to any off-Site shipment of Waste Material from the Site to an out-of-state waste management facility, provide written notification to the appropriate state environmental official in the receiving facility's state and to the EPA Project Coordinator of such shipment of Waste Material. However, this notification requirement shall not apply to any off-Site shipments when the total volume of all such shipments will not exceed 10 cubic yards.
                  a. The Settling Defendants shall include in the written notification the following information, where available: (1) the name and location of the facility to which the Waste Material is to be shipped; (2) the type and quantity of the Waste Material to be shipped; (3) the expected schedule for the shipment of the Waste Material; and (4) the method of transportation. The Settling Defendants shall notify the state

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in which the  planned  receiving  facility  is located  of major  changes in the shipment plan, such as a decision to ship the Waste Material to another facility within the same state, or to a facility in another state.
                  b. The  identity of the  receiving  facility and state will be determined  by the Settling  Defendants  following the award of the contract for
Remedial  Action  construction.   The  Settling  Defendants  shall  provide  the
information required by Paragraph 15.a as soon as practicable after the award of the contract and before the Waste Material is actually shipped.
                               VII. REMEDY REVIEW
                  17. Periodic Review. Settling Defendants shall conduct studies and investigations requested by EPA as necessary to permit EPA to conduct reviews of whether the Remedial Action is protective of human health and the environment at least every five (5) years, as required by Section 121(c) of CERCLA, 42 U.S.C. ss. 9621(c), and any applicable regulations.
                  18.  EPA  Selection  of  Further  Response  Actions.   If  EPA
determines, at any time, that the Remedial Action is not protective of human health and the environment, EPA may select further response actions, including
Supplemental Institutional Controls, for the Site in accordance with the requirements of CERCLA and the NCP.
                  19.      Opportunity To Comment.  Settling Defendants and
Owner Settling Defendant and, if required by Sections 113(k)(2)

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or 117 of CERCLA,  42 U.S.C.  ss.ss.  9613(k)(2)  or 9617,  the  public  will be provided with an opportunity to comment on any further response actions proposed by EPA as a result of the review conducted pursuant to Section 121(c) of CERCLA, 42 U.S.C. ss. 9621(c), and to submit written comments for the record during the comment period.
                  20. If EPA selects further response actions for the Site related to releases of hazardous substances or the threat of a release of a hazardous substance at or from the Site resulting from the Settling Defendants' disposal of hazardous substances at the Site or performance of the Remedial Action, or Federal PRPs' ownership of the Site or disposal of hazardous substances at the Site, and the reopener conditions in Paragraph 81 or Paragraph 82 (United States' reservations of liability based on unknown conditions or new information) are satisfied, Settling Defendants shall not contest that they are among the persons liable for releases of hazardous substances at or from the Site in any action brought by the United States to require Settling Defendants to perform such further response actions. If EPA selects further response actions that include Supplemental Institutional Controls that only Owner Settling Defendant can perform as the party in possession and control of the property, Owner Settling Defendant shall not contest liability in any action brought by the United States to require Owner Settling Defendant to perform Supplemental Institutional Controls.

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              VIII. QUALITY ASSURANCE, SAMPLING, AND DATA ANALYSIS
                  21. Settling Defendants shall use quality assurance, quality control, and chain-of-custody procedures for all treatability, design, compliance and monitoring samples in accordance with "EPA Requirements for Quality Assurance Project Plans for Environmental Data Operation" (EPA QA/R5); "Preparing Perfect Project Plans" (EPA /600/9-88/087), and subsequent amendments to such guidelines upon notification by EPA to Settling Defendants of such amendment. Amended guidelines shall apply only to procedures conducted after such notification. Prior to the commencement of any monitoring project under this Consent Decree, Settling Defendants shall submit to EPA for approval, after a reasonable opportunity for review and comment by the State, a Quality Assurance Project Plan ("QAPP") that is consistent with the SOW, the NCP, and applicable guidance documents referred to in writing or provided to Settling
Defendants by EPA. If relevant to the proceeding, the Parties agree that validated sampling data generated in accordance with the QAPP(s) and reviewed and approved by EPA shall be admissible as evidence, without objection, in any proceeding under this Decree. Settling Defendants shall ensure that EPA and State personnel and their authorized representatives are allowed access at reasonable times to all laboratories utilized by Settling Defendants in implementing this Consent Decree. In addition, Settling Defendants shall ensure that such laboratories shall analyze all samples submitted by EPA pursuant to the QAPP for

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quality  assurance  monitoring.   Settling  Defendants  shall  ensure  that  the
laboratories they utilize for the analysis of samples taken pursuant to this Decree perform all analyses according to accepted EPA methods. Accepted EPA methods consist of those methods which are documented in the "Contract Lab Program Statement of Work for Inorganic Analysis" and the "Contract Lab Program Statement of Work for Organic Analysis," dated February 1988, and any amendments made thereto during the course of the implementation of this Decree. Settling Defendants shall ensure that all laboratories they use for analysis of samples taken pursuant to this Consent Decree participate in an EPA or EPAequivalent QA/QC program. Settling Defendants shall ensure that all field methodologies utilized in collecting samples for subsequent analysis pursuant to this Decree will be conducted in accordance with the procedures set forth in the QAPP approved by EPA.
                  22. Upon request, the Settling Defendants shall allow split or duplicate samples to be taken by EPA or its authorized representatives. Settling Defendants shall notify EPA and the State not less than 28 days in advance of any sample collection activity unless shorter notice is agreed to by EPA. In addition, EPA shall have the right to take any additional samples that EPA deems necessary. Upon request, EPA shall allow the Settling Defendants to take split or duplicate samples of any samples it takes as part of the Plaintiff's oversight of the Settling Defendants' implementation of the Work.

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                  23. Settling  Defendants shall submit to EPA two (2) copies of the results of all sampling and/or tests or other data obtained or generated by or on behalf of Settling Defendants with respect to the Site and/or the implementation of this Consent Decree unless EPA agrees otherwise.
                  24. Notwithstanding any provision of this Consent Decree, the United States hereby retains all of its information gathering and inspection authorities and rights, including enforcement actions related thereto, under CERCLA, RCRA, and any other applicable statutes or regulations.
                      IX. ACCESS AND INSTITUTIONAL CONTROLS
                  25. In accordance with Section VII of the Partial Consent Decree, Owner Settling Defendant shall provide access to the United States and its representatives, the State and its representatives, and to Settling
Defendants and their agents and representatives, to the Site and to any such other property under its control, that is necessary for the implementation of the ROD and this Consent Decree.
                  26. To the extent that the Site or any other property to which access is required for the implementation of this Consent Decree is owned or controlled by persons other than the Owner Settling Defendant, Settling
Defendants shall use best efforts to secure from such persons access for Settling Defendants, as well as for the United States and the State and their representatives, including, but not limited to, their

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contractors,  as necessary to effectuate  this Consent  Decree.  For purposes of this Paragraph "best efforts" includes the payment of reasonable sums of money in consideration of access. If any access required to complete the Work is not obtained within forty-five (45) days of the date of lodging of this Consent Decree, or within forty-five (45) days of the date EPA notifies the Settling Defendants, in writing, that additional access beyond that previously secured is necessary, Settling Defendants shall promptly notify the United States, in writing, and shall include in that notification a summary of the steps Settling Defendants have taken to attempt to obtain access. The United States may, as it deems appropriate, assist Settling Defendants in obtaining access. Settling Defendants shall reimburse the United States, in accordance with the procedures in Section XVI (Reimbursement of Response Costs), for all costs incurred by the United States in obtaining access.
                  27. Notwithstanding any provision of this Consent Decree, the United States retains all of its access authorities and rights, including enforcement authorities related thereto, under CERCLA, RCRA and any other applicable statute or regulations.
                  28. Notice to Successors-in-Title a. Within fifteen (15) days of the entry of this
Consent Decree, Owner Settling Defendant shall execute and file with the State Recorder's Office, Anchorage District, State of
Alaska, a Declaration of Restrictive Covenants and Notice of

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Remedial Action in the form attached to this Consent Decree as Appendix E.
                  b. At least 30 days prior to the conveyance of any interest in property located within the Site including, but not limited to, fee interests, leasehold interests, and mortgage interests, the Owner Settling Defendant shall give written notice of this Consent Decree, the Declaration of Restrictive Covenants and Notice of Remedial Action, and any additional covenants, terms, conditions and restrictions, if applicable, that have been filed with respect to the property pursuant to Section IX (Access and Institutional Controls) to the grantee and written notice to EPA and ADEC of the proposed conveyance, including the name and address of the grantee and the date on which the Declaration of Restrictive Covenants and Notice of Remedial Action was given to the grantee. In the event of any such conveyance, Owner Settling Defendant shall remain obligated to: (1) secure access and implement Institutional Controls under this Consent Decree to the extent the Site is in the possession or control of ARRC; and (2) undertake to enforce the access and use restrictions contained in this Consent Decree when such restrictions are not being complied with. In no event shall the conveyance release or otherwise affect the liability of the Settling Defendants to comply with all provisions of this Consent Decree. If the United States approves in writing, the grantee may perform some or all of the Work under this Consent Decree.

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                  29.a.  Commencing  upon the date of  lodging  of this  Consent
Decree, the Owner Settling Defendant agrees not to use, occupy or possess the property, or some portion thereof, described in the legal description attached as Appendix C, that is owned or controlled by the Owner Settling Defendant or for which access and land use restrictions are required to protect the remedial action, the public health, or the environment during or after implementation of the remedial action, in violation of any of the restrictions provided in this Paragraph. Commencing upon the date of lodging of this Consent Decree, the Owner Settling Defendant also agrees not to allow the use by any licensee, lessee, or any person given an interest to use, occupy, or possess the property, or some portion thereof, described in the legal description attached as Appendix C that is owned or controlled by the Owner Settling Defendant or, for which access and land use restrictions are required to protect the remedial action, the public health, or the environment during or after implementation of the remedial action, in violation of any of the following restrictions:
         (i) no residential use or activity shall be permitted on the property, and no commercial use or activity shall
                           be  permitted  if  it  involves   potential   chronic
                           exposures of children to soil (e.g., use of the property for a day care center);

         (ii) no use or activity on the property shall be permitted that will disturb any of the remedial measures that have been implemented pursuant to this Consent Decree or that could potentially impair the integrity of the landfill in which contaminated soils and solidified soils have been disposed; and

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         (iii)    except as necessary to perform the Remedial
                  Action, no use or activity on the property shall disturb the surface or subsurface of the land by filling, drilling, excavation, or removal of topsoil, rock or minerals which could move soil containing greater than 1,000 mg/kg lead or 10 mg/kg polychlorinated biphenyl (PCB) to the surface or within the top foot of soil where chronic long-term worker exposures could occur;

         (iv) groundwater underlying the property shall not be consumed or used in any way except for the limited purpose of monitoring ground water contamination levels. Ground water wells and facilities installed for such purpose shall only be installed pursuant to a plan approved by EPA;

         (v) access to the TSCA landfill by the general public shall be prohibited, and access by long- or short-term workers shall be restricted in compliance with 40 C.F.R.ss. 761.75(b)(9)(i), through maintenance of a six-foot woven mesh fence, wall, or similar device. If the solidified soil mass is capped or designed and used as a building foundation or parking lot, EPA may waive this requirement upon a written request which shall include long-term maintenance of such cap, building foundation or parking lot in accordance
                           with the approved O & M Plan.   Unrestricted
                           access by the general public to those areas of the Site where surface contamination of 1 mg/kg PCB or greater remains after all excavation, treatment, and disposal is complete shall be prohibited through maintenance of a six-foot fence, cap, parking lot or similar structure approved by EPA; and

         (vi) during remedial design and construction of the remedial action, the public, including long and short-term workers, other than authorized representatives of EPA, the State, and Settling Defendants and Owner Settling Defendant, shall only have access to areas in or around the Site that are not affected by soil contamination.

                  b. If Owner Settling Defendant, any transferee of an interest in the Site or any Settling Defendant seek to undertake any restricted use or activity on the property, such use or

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activity may be proposed to EPA in accordance  with Section XIX (EPA Approval of
Plan and Other Submissions) and EPA's disapproval shall be subject to dispute resolution under Paragraph 66 of Section XIX (Dispute Resolution).
                  c. Owner Settling Defendant agrees that upon transfer of fee simple title from the United States, it will accept such fee simple title subject to the restrictions listed in subparagraph 29.a. above if the United States places such restrictions on the property as a part of such transfer.
                  d. Owner Settling Defendant agrees that, in order to perform and implement the remedial action selected in the ROD, it is appropriate and necessary to impose access obligations contained in Paragraph 25 of this Consent Decree, and the land and water use restrictions and access restrictions listed in subparagraph 29.a. above, on the real property described in Appendix C.
                  e. Owner Settling Defendant, in any instrument conveying an interest in the Site shall provide an access right to the United States, the State, Settling Defendants, and their representatives, and shall place the land and water use restrictions and access restrictions listed in subparagraph 29.a. above on the Site, which shall run with the land and be binding upon successors in interest. Owner Settling Defendant agrees to condition the conveyance of any interest in property located within the Site, including, but not limited to, fee interests, leasehold interests, and mortgage interests, upon the express

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written  agreement of the person or persons  acquiring  the  interest  that such person or persons will take such interest subject to the access obligations contained in Paragraph 25, and land and water use restrictions and access restrictions contained in this Consent Decree. In addition, prior to or upon a transfer of any interest in the Site Owner, Settling Defendant shall comply with the following requirements:
                  (i) impose the access obligations identified in Paragraph 25 and the land and water use restrictions and access restrictions identified in Paragraph 29.a. on such property by including in the instrument transferring such property the Reservation of Access Easement and Restrictions on
                           Use set forth in Appendix F. Within seven (7) days of the execution of the instrument conveying any title interest in Property described in Appendix
                           C, the Owner Settling Defendant shall ensure said instrument is in recordable form and record such instrument with the State Recorder's Office, Anchorage District, State of Alaska, or other appropriate office where land ownership and transfer records are maintained for the subject property(ies), or

                  (ii) upon the transfer of any leasehold interest in real property described in Appendix C, Owner Settling Defendant shall impose the access obligations identified in Paragraph 25 and the land and water use restrictions and access restrictions identified in Paragraph 29.a. by including in the lease transferring such a lease interest the Lease Prohibition set forth in Appendix G. Within 7 days of execution of such lease, the Owner Settling Defendant shall ensure the lease is in recordable form and record such lease in the State Recorder's Office, Anchorage District, State of Alaska, or other appropriate office where land ownership and transfer records are maintained for the subject property(ies).

            (iii) Prior  to  a  transfer  of  any  interest  in  the  Site  by a conveyance instrument containing the language in Appendices F or G required in Subparagraphs e. (i) and (ii) above, Owner Settling Defendant shall

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                  review the language for consistency with then
                  existing State or local law.

                  30. Within sixty (60) days of the Effective Date of this Consent Decree, Owner Settling Defendant shall provide a copy of the executed and recorded Declaration of Restriction Covenant and Notice of Remedial Action (Appendix E) to the following entities:
         State of Alaska
                  Alaska Department of Environmental Conservation
                  Alaska Department of Fish & Game
         Municipality of Anchorage ("MOA")
                  MOA Department of Community Planning and Development
                  MOA Department of Public Works
                  MOA Department of Parks & Recreation
         Utilities
                  Anchorage Water & Wastewater Utility
                  Anchorage Municipal Power & Light
                  Chugach Electric Association
                  Enstar Natural Gas
                  AT&T Alascom
                  ATU Telecommunications
                  Prime Cable of Alaska

As long as Owner Settling Defendant is in possession and control of the Site, Owner Settling Defendant shall send a copy of the recorded Declaration to other agencies, departments or entities in the future that it becomes aware of could affect land or water use at the Site or remedial activities taken thereon. Owner Settling Defendant shall send EPA copies of all notices required by this Paragraph.
                            X. REPORTING REQUIREMENTS
                  31. In addition to any other requirement of this Consent Decree, Settling Defendants shall submit to EPA and the State two (2) copies of written monthly progress reports that:

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(a) describe the actions which have been taken toward achieving  compliance with this Consent Decree during the previous month; (b) include a summary of all results of sampling and tests and all other data received or generated by Settling Defendants or their contractors or agents in the previous month; (c) identify all Work Plans, plans, and other deliverables required by this Consent Decree completed and submitted during the previous month; (d) describe all actions, including, but not limited to, data collection and implementation of Work Plans, which are scheduled for the next month and provide other information relating to the progress of construction, such as critical path diagrams, Gantt
charts  or  Pert  charts;  (e)  include  information   regarding  percentage  of
completion, unresolved delays encountered or anticipated that may affect the future schedule for implementation of the Work, and a description of efforts
made  to  mitigate  those  delays  or  anticipated   delays;   (f)  include  any
modifications to the Work Plans or other schedules that Settling Defendants have proposed to EPA or that have been approved by EPA; and (g) describe all activities undertaken in support of the Community Relations Plan during the previous month and those to be undertaken in the next month. Settling Defendants shall submit these progress reports to EPA and the State by the fifteenth (15th) day of every month following the lodging of this Consent Decree until EPA notifies the Settling Defendants pursuant to Paragraph 50.b. of Section XIV (Certification of Completion). If requested by EPA, Settling Defendants shall also

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provide briefings for EPA and the State to discuss the progress of the Work.
                  32. The Settling Defendants shall notify EPA of any change in the schedule described in the monthly progress report for the performance of any activity, including, but not limited to, data collection and implementation of Work Plans, no later, when possible, than seven (7) days prior to the performance of the activity.
                  33. Upon the occurrence of any event during performance of the Work that Settling Defendants are required to report pursuant to Section 103 of CERCLA, 42 U.S.C. ss. 9603, or Section 304 of the Emergency Planning and Community Right-to-Know Act (EPCRA), 42 U.S.C. ss. 11004, Settling Defendants shall within 24 hours of learning of the onset of such event orally notify the EPA Project Coordinator or the Alternate EPA Project Coordinator (in the event of the unavailability of the EPA Project Coordinator), or, in the event that neither the EPA Project Coordinator or Alternate EPA Project Coordinator is available, the Emergency Response Section, Region 10, United States Environmental Protection Agency. These reporting requirements are in addition to the reporting required by CERCLA Section 103 or EPCRA Section 304.
                  34. Within twenty (20) days of learning of the onset of such an event, Settling Defendants shall furnish to Plaintiff a written report, signed by the Settling Defendants' Project Coordinator, setting forth the events that occurred and the

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measures taken, and to be taken, in response thereto. Within thirty (30) days of the conclusion of such an event, Settling Defendants shall submit a report setting forth all actions taken in response thereto.
                  35. Settling Defendants shall submit two (2) copies of all plans, reports, and data required by the SOW, the Remedial Design Work Plan, the Remedial Action Work Plan, or any other approved plans to EPA in accordance with the schedules set forth in such plans. Settling Defendants shall simultaneously submit one copy of all such plans, reports, and data to the State.
                  36. All reports and other documents submitted by Settling Defendants to EPA (other than the monthly progress reports referred to above) which purport to document Settling Defendants' compliance with the terms of this Consent Decree shall be signed by an authorized representative of the Settling Defendants.
                 XI. EPA APPROVAL OF PLANS AND OTHER SUBMISSIONS
                  37. After review of any plan, report or other item that is required to be submitted for approval pursuant to this Consent Decree, EPA, after reasonable opportunity for review and comment by the State, shall in writing: (a) approve the submission, in whole or in part; (b) approve the submission upon specified conditions; (c) modify the submission to cure the deficiencies; (d) disapprove the submission, in whole or in part, directing that the Settling Defendants modify the submission; or

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(e) any  combination  of the above.  However,  EPA shall not modify a submission without first providing Settling Defendants at least one written notice of deficiency and an opportunity to cure within thirty (30) days, except where to do so would cause serious disruption to the Work or where previous submission(s) have been disapproved due to material defects and the deficiencies in the submission under consideration indicate a bad faith lack of effort to submit an acceptable deliverable.
                  38. In the event of approval, approval upon conditions, or modification by EPA, pursuant to Paragraph 37(a), (b), or (c), Settling Defendants shall proceed to take any action required by the plan, report, or other item, as approved or modified by EPA subject only to their right to invoke the Dispute Resolution procedures set forth in Section XIX (Dispute Resolution) with respect to the modifications or conditions made by EPA. In the event that EPA modifies the submission to cure the deficiencies pursuant to Paragraph 37(c) because the submission has a material defect, EPA retains its right to seek stipulated penalties, as provided in Section XX (Stipulated Penalties).
                  39.a. Upon receipt of a notice of disapproval pursuant to Paragraph 37(d), Settling Defendants shall, within thirty (30) days, or such longer time as specified by EPA in such notice, correct the deficiencies and resubmit the plan, report, or other item for approval. Any stipulated penalties applicable to the submission, as provided in Section XX, shall accrue during the

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30-day or  otherwise  specified  period,  but shall not be  payable  unless  the resubmission is disapproved or modified due to a material defect as provided in Paragraphs 40 and 41.
                  b. Notwithstanding the receipt of a notice of disapproval pursuant to Paragraph 37(d), Settling Defendants shall proceed, at the direction of EPA, to take any action required by any non-deficient portion of the submission. Implementation of any non-deficient portion of a submission shall not relieve Settling Defendants of any liability for stipulated penalties, if applicable, under Section XX (Stipulated Penalties).
                  40. In the event that a resubmitted plan, report, or other item, or portion thereof, is disapproved by EPA, EPA may again require the Settling Defendants to correct the deficiencies, in accordance with the preceding Paragraphs. EPA also retains the right to modify or develop the plan, report or other item. Settling Defendants shall implement any such plan, report, or item as modified or developed by EPA, subject only to their right to invoke the procedures set forth in Section XIX (Dispute Resolution).
                  41.  If  upon  resubmission,   a  plan,  report,  or  item  is
disapproved or modified by EPA due to a material defect, Settling Defendants shall be deemed to have failed to submit such plan, report, or item timely and
adequately  unless  the  Settling   Defendants  invoke  the  dispute  resolution
procedures set forth in Section XIX (Dispute Resolution) and EPA's action is overturned

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pursuant to that Section. The provisions of Section XIX (Dispute Resolution) and
Section XX (Stipulated Penalties) shall govern the implementation of the Work and accrual and payment of any stipulated penalties during Dispute Resolution. If EPA's disapproval or modification is upheld, stipulated penalties, if applicable, shall accrue for such violation from the date on which the initial submission was originally required, as provided in Section XX.
                  42. All plans, reports, and other items required to be submitted to EPA under this Consent Decree shall, upon approval or modification by EPA, be enforceable under this Consent Decree. In the event EPA approves or modifies a portion of a plan, report, or other item required to be submitted to EPA under this Consent Decree, the approved or modified portion shall be enforceable under this Consent Decree.
                            XII. PROJECT COORDINATORS
                  43. Within twenty (20) days of lodging this Consent Decree, Settling Defendants, Owner Settling Defendant, EPA, and the State will notify each other, in writing, of the name, address and telephone number of their respective designated Project Coordinators and Alternate Project Coordinators. If a Project Coordinator or Alternate Project Coordinator initially designated is changed, the identity of the successor will be given to the other Parties and the State at least five (5) working days before the changes occur, unless impracticable, but

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in no  event  later  than the  actual  day the  change  is  made.  The  Settling
Defendants' Project Coordinator shall be subject to disapproval by EPA and shall have the technical expertise sufficient to adequately oversee all aspects of the Work. The Settling Defendants' Project Coordinator shall not be an attorney for any of the Settling Defendants in this matter. He or she may assign other representatives, including other contractors, to serve as a Site representative for oversight of performance of daily operations during remedial activities.
                  44. Plaintiff may designate other representatives, including, but not limited to, EPA employees, and federal contractors and consultants, to observe and monitor the progress of any activity undertaken pursuant to this Consent Decree. EPA's Project Coordinator and Alternate Project Coordinator shall have the authority lawfully vested in a Remedial Project Manager (RPM) and an On-Scene Coordinator (OSC) by the NCP, 40 C.F.R. Part 300. In addition, EPA's Project Coordinator or Alternate Project Coordinator shall have authority, consistent with the NCP, to halt any Work required by this Consent Decree and to take any necessary response action when s/he determines that conditions at the Site constitute an emergency situation or may present an immediate threat to public health or welfare or the environment due to release or threatened release of Waste Material.
                    [Paragraph 45. Intentionally Left Blank]


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                   XIII. ASSURANCE OF ABILITY TO COMPLETE WORK
                  46. Within thirty (30) days of entry of this Consent Decree, Settling Defendants shall establish and maintain financial security in the amount of $3,234,000 (38.5% of the high cost estimate for Solidification/Stabilization in the Feasibility Study plus a 50% cost overrun contingency) in one or more of the following forms:
                  (a) A surety bond guaranteeing performance of the Work; (b) One or more irrevocable letters of credit equalling the total estimated cost of the Work;
                  (c) A trust fund;
                  (d) A guarantee to perform the Work by one or more parent corporations or subsidiaries, or by one or more unrelated corporations that have a substantial business relationship with at least one of the Settling Defendants; or
                  (e) A demonstration that one or more of the Settling Defendants satisfy the requirements of 40 C.F.R. Section
264.143(f).
                  47. If the Settling Defendants seek to demonstrate the ability to complete the Work through a guarantee by a third party pursuant to Paragraph 46(d) of this Consent Decree, Settling Defendants shall demonstrate that the guarantor satisfies the requirements of 40 C.F.R. Section 264.143(f). If Settling Defendants seek to demonstrate their ability to complete the Work by means of the financial test or the corporate guarantee pursuant to Paragraph 46(d) or (e), they shall resubmit sworn

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statements  conveying the information  required by 40 C.F.R.  Section 264.143(f)
annually, on the anniversary of the Effective Date of this Consent Decree. In the event that EPA determines at any time that the financial assurances provided pursuant to this Section are inadequate, Settling Defendants shall, within thirty (30) days of receipt of notice of EPA's determination, obtain and present to EPA for approval one of the other forms of financial assurance listed in
Paragraph  46  of  this  Consent  Decree.   Settling  Defendants'  inability  to
demonstrate financial ability to complete the Work shall not excuse performance of any activities required under this Consent Decree.
                  48. If Settling Defendants can show that the estimated cost to complete the remaining Work has diminished below the amount set forth in Paragraph 46 above after entry of this Consent Decree, Settling Defendants may, on any anniversary date of entry of this Consent Decree, or at any other time agreed to by the Settling Defendants and EPA, reduce the amount of the financial security provided under this Section to the estimated cost of the remaining Work to be performed. Settling Defendants shall submit a proposal for such reduction to EPA, in accordance with the requirements of this Section, and may reduce the amount of the security upon approval by EPA. In the event of a dispute, Settling Defendants may reduce the amount of the security in accordance with the final administrative or judicial decision resolving the dispute pursuant to Section XIX (Dispute Resolution).

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                  49.  Settling  Defendants  may  change  the form of  financial assurance provided under this Section at any time, upon notice to and approval by EPA, provided that the new form of assurance meets the requirements of this Section. In the event of a dispute, Settling Defendants may change the form of the financial assurance only in accordance with the final administrative or judicial decision resolving the dispute.
                        XIV. CERTIFICATION OF COMPLETION
                  50.      Completion of the Remedial Action
                  a. Notice. Upon Settling Defendants' preliminary determination that the Remedial Action is operational and functional and that Performance Standards have been met, but no sooner than two (2) years following the Final Construction Completion Inspection, Settling Defendants shall provide notice to EPA and the State that Remedial Action is complete.
                  b. Draft  Completion of Remedial Action Report.  Within thirty
(30) days from the notice required in subparagraph a. above, Settling Defendants shall submit a Draft Completion of Remedial Action Report. In the report, a
registered   professional   engineer  and  the  Settling   Defendants'   project
Coordinator shall state that the Remedial Action has been constructed in accordance with the approved design and specifications and is operational and functional. The report shall reference all the data and supporting documentation on which Settling Defendants rely to determine that all Performance Standards have been met and the RA

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has been completed in accordance with the ROD, SOW, and this Consent Decree. The written report shall be signed and stamped by a registered professional engineer and reference as-built drawings from the Final Construction Completion Report. The report shall contain the following statement, signed by a responsible corporate official of a Settling Defendant or the Settling Defendants' Project
Coordinator:
         "To the best of my knowledge, after thorough investigation, I certify that the information contained in or accompanying this submission is true, accurate, and complete. I am aware there are significant penalties for submitting false information, including the possibility of fine and imprisonment for knowing violations."

                  c. Final  Completion of Remedial Action Report.  Within thirty
(30) days of receipt of EPA comments on the Draft Completion of Remedial Action Report, Settling Defendants shall submit a Final Completion of Remedial Action Report. In the report, a registered professional engineer and the Settling Defendants' Project Coordinator shall state the RA has been completed in full satisfaction of the requirements of the Consent Decree. The written report shall be signed and stamped by a registered professional engineer and reference as-built drawings from the Final Construction Completion Report. The report shall contain the following statement, signed by a responsible corporate official of a Settling Defendant or the Settling Defendants' Project
Coordinator:
         "To the best of my knowledge, after thorough investigation, I certify that the information contained in or accompanying this submission is true, accurate,

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         and complete.  I am aware there are significant
         penalties for submitting false information, including
         the possibility of fine and imprisonment for knowing
         violations."
                  d. Certification of Completion. If EPA concludes, based on the Final Completion of Remedial Action Report requesting Certification of Completion and after a reasonable opportunity for review and comment by the State, that the Remedial Action has been performed in accordance with this Consent Decree and that the Performance Standards have been achieved, EPA will so certify, in writing, to Settling Defendants. EPA will attempt to certify completion within ninety (90) days of receipt of the Final Completion of Remedial Action Report, nonetheless, a written certification from EPA is necessary for Remedial Action to be complete. This certification shall constitute the Certification of Completion of the Remedial Action for purposes of this Consent Decree, including, but not limited to, Section XXI (Covenants Not to Sue by Plaintiff). Certification of Completion of the Remedial Action shall not affect Settling Defendants' and Owner Settling Defendant's obligations under this Consent Decree that extend beyond completion of the Remedial Action.
                             XV. EMERGENCY RESPONSE
                  51. In the event of any action or occurrence during the performance of the Work which causes or threatens a release of Waste Material from the Site that constitutes an emergency situation or may present an immediate threat to public health or

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welfare or the environment,  Settling Defendants shall, subject to Paragraph 52, immediately take all appropriate action to prevent, abate, or minimize such release or threat of release, and shall immediately notify the EPA's Project Coordinator, or, if the Project Coordinator is unavailable, EPA's Alternate Project Coordinator. If neither of these persons is available, the Settling Defendants shall notify the EPA Emergency Response and Cleanup Unit 1, Region
10. Settling Defendants shall take such actions in consultation with EPA's Project Coordinator or other available authorized EPA officer and in accordance with all applicable provisions of the Health and Safety Plans, the Contingency Plans, and any other applicable plans or documents developed pursuant to the SOW. In the event that Settling Defendants fail to take appropriate response actions as required by this Section, and EPA takes such actions instead, Settling Defendants shall, pursuant to Section XVI (Reimbursement of Response Costs), reimburse EPA for all costs incurred in connection with response actions not inconsistent with the NCP.
                  52. Nothing in the preceding Paragraph or in this Consent Decree shall be deemed to limit any authority of the United States: a) to take all appropriate action to protect human health and the environment or to prevent, abate, respond to, or minimize an actual or threatened release of Waste Material on, at, or from the Site; or b) to direct or order such action, or seek an order from the Court, to protect human health and the environment or to prevent, abate, respond to, or minimize an

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actual or threatened release of Waste Material on, at, or from the Site, subject to Section XXI (Covenants Not to Sue by Plaintiff).
                      XVI. REIMBURSEMENT OF RESPONSE COSTS
                  53. In accordance with this Section XVI, Settling Defendants shall reimburse the EPA Hazardous Substance Superfund for all Future Response Costs as defined in this Consent Decree for response actions not inconsistent with the NCP. The United States will send Settling Defendants a bill requiring payment that includes a Superfund Cost Organization and Recovery Enhancement System (SCORES) Report and a DOJ Cost Summary on a periodic basis. Except as otherwise provided in Paragraph 54, Settling Defendants shall pay no less than 38.5% of each bill within sixty (60) days of Settling Defendants' receipt of each bill requiring payment and shall pay the Federal PRPs' share of 61.5% (as set forth in the Partial Consent Decree) of each bill within ten (10) days of receipt of payment from the Federal PRPs if the federal payment is not received before or during the 60- day payment period. The Settling Defendants shall make all payments required by this Paragraph in the form of a certified or cashier's check or checks made payable to "EPA Hazardous Substance Superfund" and referencing the EPA Region and Site/Spill ID # 102P; the DOJ case number 90-11-3-810, and the name and address of the party making payment. The Settling Defendants shall send the check(s) to:


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                           Mellon Bank
                           EPA-Region 10
                           Attn:  Superfund Accounting
                           P.O. Box 360903M
                           Pittsburgh, PA 15251

and shall send  copies of the  check(s)  to the United  States as  specified  in
Section XXVI (Notices and Submissions) and to Joseph Penwell, Finance Unit, Office of Management Programs, Mail Stop OMP-146, 1200 Sixth Avenue, Seattle, Washington, 98101. In the alternative, Settling Defendants shall make payments required by this Paragraph to the EPA Hazardous Substance Superfund by FedWire Electronic Funds Transfer. Wire transfer instructions will be provided by EPA upon request.
                  54.a. Settling Defendants may contest payment of any Future Response Costs under Paragraph 53 if they determine that the United States has made an accounting error or if they allege that a cost item that is included represents response actions that are inconsistent with the NCP or costs outside the scope of this Consent Decree. Such objection shall be made, in writing, within sixty (60) days of receipt of the bill and must be sent to the United States pursuant to Section XXVI (Notices and Submissions). Any such objection shall specifically identify the contested Future Response Costs and the basis for objection. In the event of an objection, the Settling Defendants shall within the sixty (60) day period pay all uncontested Future Response Costs to the United States in the manner described in Paragraph 53. Simultaneously, the Settling Defendants shall establish an

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interest-bearing bank account in a federally-insured  bank duly chartered in the
State of Alaska and remit to that bank account funds equivalent to the amount of the contested Future Response Costs. The Settling Defendants shall send to the United States, as provided in Section XXVI (Notices and Submissions), a copy of the letter and the check transmitting the uncontested Future Response Costs to the bank, and a copy of the correspondence that establishes and funds the bank account, including, but not limited to, information containing the identity of the bank and bank account under which the account is established as well as a bank statement showing the initial balance of the bank account. Simultaneously with establishment of the bank account, the Settling Defendants shall initiate the Dispute Resolution procedures in Section XIX (Dispute Resolution). If the United States prevails in the dispute, within five (5) days of the resolution of the dispute, the Settling Defendants shall pay the sums due (with accrued Interest) to the United States in the manner described in Paragraph 53. If the Settling Defendants prevail concerning any aspect of the contested costs, the Settling Defendants shall pay that portion of the costs (plus associated accrued Interest) for which they did not prevail to the United States in the manner described in Paragraph 53; Settling Defendants shall be disbursed any balance of the bank account. The dispute resolution procedures set forth in this Paragraph in conjunction with the procedures set forth in Section XIX (Dispute Resolution) shall be the exclusive mechanisms for

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resolving  disputes regarding the Settling  Defendants'  obligation to reimburse the United States for its Future Response Costs.
                  b. Within thirty (30) days of receipt of each bill, Settling Defendants may request the following categories of supporting documentation: employee time sheets for payroll costs; receipts for travel costs; contractor invoices and supporting documentation for contractor charges and expenses; and computation of EPA indirect costs. Some of the requested information may be redacted or issued only after Settling Defendants agree to protective provisions if the information is subject to a claim of privilege or is confidential business information. EPA shall provide the requested supporting documentation within thirty (30) days of receipt of the written request.
                  55. In the event that the payments required by Paragraph 53 are not made within sixty (60) days of the Settling Defendants' receipt of the bill, Settling Defendants shall pay Interest on the 38.5% share of the unpaid balance. The Interest on Future Response Costs shall begin to accrue on the date of the bill. The Interest shall accrue through the date of the Settling Defendants' payment. If Settling Defendants do not receive the Federal PRPs' share of Future Response Costs until after the 60- day payment period, and if Settling Defendants receive Interest from the Federal PRPs on their share of any billed Future Response Costs, Settling Defendants shall pay the Interest received from the Federal PRPs to the United States at the same

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time it pays the Federal PRPs' share of Future Response Costs as provided above.
Payments of Interest made under this Paragraph shall be in addition to such other remedies or sanctions available to Plaintiff by virtue of Settling Defendants' failure to make timely payments under this Section. The Settling Defendants shall make all payments required by this Paragraph in the manner described in Paragraph 53.
                       XVII. INDEMNIFICATION AND INSURANCE
                  56.a. The United States does not assume any liability by entering into this agreement or by virtue of any designation of Settling Defendants as EPA's authorized representatives under Section 104(e) of CERCLA, 42 U.S.C. ss. 9604(e). Settling Defendants and/or Owner Settling Defendant, as
appropriate,   shall  indemnify,  save  and  hold  harmless  the  United  States
(excluding, for this purpose, the Federal PRPs) and its officials, agents, employees, contractors, subcontractors, or representatives for or from any and all claims or causes of action arising from, or on account of, negligent or other wrongful acts or omissions of Settling Defendants and/or Owner Settling
Defendant,   their  officers,   directors,   employees,   agents,   contractors,
subcontractors, and any persons acting on their behalf or under their control, in carrying out activities pursuant to this Consent Decree, including, but not limited to, any claims arising from any designation of Settling Defendants or Owner Settling Defendant as EPA's authorized representatives

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under Section 104(e) of CERCLA,  42 U.S.C.  ss. 9604(e).  Further,  the Settling
Defendants and/or Owner Settling Defendant, as appropriate, agree to pay the United States (excluding, for this purpose, the Federal PRPs) all costs it incurs including, but not limited to, attorneys' fees and other expenses of litigation and settlement arising from, or on account of, claims made against the United States based on negligent or other wrongful acts or omissions of Settling Defendants and/or Owner Settling Defendant, their officers, directors, employees, agents, contractors, subcontractors, and any persons acting on their behalf or under their control, in carrying out activities pursuant to this Consent Decree. The United States shall not be held out as a party to any contract entered into, by or on behalf of Settling Defendants or Owner Settling Defendant in carrying out activities pursuant to this Consent Decree. Neither the Settling Defendants, Owner Settling Defendant, nor any such contractor shall be considered an agent of the United States. Notwithstanding anything herein to the contrary, Settling Defendants shall not be liable to indemnify, save and hold harmless or pay the United States' costs under this Paragraph for the negligent or wrongful acts or omissions of Owner Settling Defendant or the Owner
Settling  Defendant's  officers,  directors,   employees,  agents,  contractors,
subcontractors, or other persons acting on it's behalf or under it's control. Likewise, Owner Settling Defendant shall not be liable to indemnify, save and hold harmless or pay the United States' costs under this

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Paragraph for the negligent or wrongful acts or omissions of Settling Defendants or Settling Defendants' officers, directors, employees, agents, contractors, subcontractors, or other persons acting on their behalf or under their control.
                  b. The United States shall give Settling Defendants and/or Owner Settling Defendant, as appropriate, notice of any claim for which the United States plans to seek indemnification pursuant to Paragraph 56.a., and shall consult with Settling Defendants and/or Owner Settling Defendant, as appropriate, prior to settling such claim.
                  57. Settling Defendants and Owner Settling Defendant waive all claims against the United States for damages or reimbursement or for set-off of any payments made or to be made to the United States, arising from or on account of any contract, agreement, or arrangement between any one or more of Settling Defendants, Owner Settling Defendant, and any person for performance of Work or Institutional Controls implemented by Owner Settling Defendant on or relating to the Site, including, but not limited to, claims on account of construction delays. In addition, Settling Defendants and Owner Settling Defendant shall indemnify and hold harmless the United States with respect to any and all claims for damages or reimbursement arising from or on account of any contract, agreement, or arrangement between any one or more of Settling Defendants, Owner Settling Defendant, and any person for performance of Work or Institutional Controls implemented by Owner Settling Defendant on or relating to the

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Site, including, but not limited to, claims on account of construction delays.
                  58. No later than fifteen (15) days before commencing any on-Site Work, Settling Defendants or their contractor or subcontractor, as set forth below, shall secure, and shall maintain until the first anniversary of EPA's Certification of Completion of the Remedial Action pursuant to Paragraph 50 of Section XIV (Certification of Completion)] comprehensive general liability insurance with limits of $3 million, combined single limit (including excess umbrella coverage), and automobile liability insurance with limits of $1 million, combined single limit, naming the United States as an additional insured (including excess umbrella coverage). In addition, for the duration of this Consent Decree, Settling Defendants shall satisfy, or shall ensure that their contractors or subcontractors satisfy, all applicable laws and regulations regarding the provision of workers' compensation insurance for all persons performing the Work on behalf of Settling Defendants in furtherance of this Consent Decree. Prior to commencement of the Work under this Consent Decree, Settling Defendants shall provide to EPA certificates of such insurance and a copy of each insurance policy. Settling Defendants shall resubmit such certificates and copies of policies each year on the anniversary of the Effective Date of this Consent Decree. If Settling Defendants demonstrate by evidence satisfactory to EPA that any contractor or subcontractor maintains insurance equivalent to

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that  described  above,  or  insurance  covering  the same risks but in a lesser amount, then, with respect to that contractor or subcontractor, Settling Defendants need provide only that portion of the insurance described above which is not maintained by the contractor or subcontractor.
                              XVIII. FORCE MAJEURE
                  59. "Force Majeure", for purposes of this Consent Decree, is defined as any event arising from causes beyond the control of the Settling Defendants or Owner Settling Defendant, of any entity controlled by Settling Defendants or Owner Settling Defendant, or their contractors, that delays or prevents the performance of any obligation under this Consent Decree despite Settling Defendants' or Owner Settling Defendant's best efforts to fulfill the obligation. The requirement that the Settling Defendants and Owner Settling Defendant exercise "best efforts to fulfill the obligation" includes using best efforts to anticipate any potential Force Majeure event and best efforts to address the effects of any potential Force Majeure event (1) as it is occurring, and (2) following the potential Force Majeure event, such that the delay is minimized to the greatest extent possible. "Force Majeure" does not include financial inability to complete the Work or a failure to attain the Performance Standards.
                  60. If any event occurs or has occurred that may delay the performance of any obligation under this Consent Decree, whether or not caused by a Force Majeure event, the Settling

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Defendants  or Owner  Settling  Defendant  shall  notify  orally  EPA's  Project
Coordinator or, in his or her absence, EPA's Alternate Project Coordinator or, in the event both of EPA's designated representatives are unavailable, the Director of the Office of Environmental Cleanup, EPA Region 10, within five (5) days of when Settling Defendants or Owner Settling Defendant first knew that the event might cause a delay. Within five (5) days thereafter, Settling Defendants or Owner Settling Defendant shall provide, in writing, to EPA an explanation and description of the reasons for the delay; the anticipated duration of the delay; all actions taken or to be taken to prevent or minimize the delay; a schedule for implementation of any measures to be taken to prevent or mitigate the delay or the effect of the delay; the Settling Defendants' rationale for attributing such delay to a Force Majeure event if they intend to assert such a claim; and a statement as to whether, in the opinion of the Settling Defendants or Owner Settling Defendant, such event may cause or contribute to an endangerment to public health, welfare or the environment. The Settling Defendants or Owner Settling Defendant shall include with any notice all available documentation supporting their claim that the delay was attributable to a Force Majeure event. Failure to comply with the above requirements shall preclude Settling Defendants or Owner Settling Defendant from asserting any claim of Force Majeure for that event for the period of time of such failure to comply, and for any additional delay caused by such failure. Settling Defendants shall be

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deemed to know of any  circumstance  of which  Settling  Defendants,  any entity controlled by Settling Defendants or their contractors knew or should have known. Owner Settling Defendant shall be deemed to know of any circumstance of which Owner Settling Defendant, any entity controlled by Owner Settling
Defendant,  or its  contractors  knew or should  have  known.  Neither  Settling
Defendants nor Owner Settling Defendant shall be deemed to have knowledge of circumstances within the control of the other Party or any entity controlled by the other Party, and a Force Majeure event hereunder shall include events arising from causes beyond the control of Settling Defendants or Owner Settling Defendant, as the case may be, even if such events are within the control of the other Party or any entity controlled by the other Party.
                  61. If EPA agrees that the delay or anticipated delay is attributable to a Force Majeure event, the time for performance of the obligations under this Consent Decree that are affected by the Force Majeure event will be extended by EPA for such time as is necessary to complete those obligations, but in any event, no longer than the period performance was delayed as a result of the Force Majeure event. An extension of the time for performance of the obligations affected by the Force Majeure event shall not, of itself, extend the time for performance of any other unrelated obligation. If EPA does not agree that the delay or anticipated delay has been or will be caused by a Force Majeure event, EPA will notify the Settling Defendants or Owner Settling Defendant, in writing, of its decision. If EPA agrees

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that the delay is  attributable  to a Force Majeure  event,  EPA will notify the
Settling Defendants or Owner Settling Defendant, in writing, of the length of the extension for performance of the obligations affected by the Force Majeure event.
                  62. If the Settling Defendants or Owner Settling Defendant elect to invoke the dispute resolution procedures set forth in Section XIX (Dispute Resolution) regarding a Force Majeure event, they shall do so no later than fifteen (15) days after receipt of EPA's notice. In any such proceeding, Settling Defendants or Owner Settling Defendant shall have the burden of demonstrating by a preponderance of the evidence that the delay or anticipated delay has been or will be caused by a Force Majeure event, that the duration of the delay or the extension sought was or will be warranted under the circumstances, that best efforts were exercised to avoid and mitigate the effects of the delay, and that Settling Defendants or Owner Settling Defendant, as appropriate, complied with the requirements of Paragraphs 59 and 60 above. If Settling Defendants or Owner Settling Defendant carry this burden, the delay at issue shall be deemed not to be a violation by Settling Defendants or Owner Settling Defendant of the affected obligation of this Consent Decree identified to EPA and, if applicable, the Court.
                             XIX. DISPUTE RESOLUTION
                  63. Unless otherwise expressly provided for in this Consent Decree, the dispute resolution procedures of this Section

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shall be the  exclusive  mechanism  to resolve  disputes  arising  under or with respect to this Consent Decree. However, the procedures set forth in this Section shall not apply to actions by the United States to enforce obligations of the Settling Defendants that have not been disputed in accordance with this Section.
                  64. Any dispute which arises under or with respect to this Consent Decree shall in the first instance be the subject of informal negotiations between the parties to the dispute. The period for informal negotiations shall not exceed twenty (20) days from the time the dispute arises, unless it is modified by written agreement of the parties to the dispute. The dispute shall be considered to have arisen when one party sends the other parties a written Notice of Dispute.
                  65.a. In the event that the parties cannot resolve a dispute by informal negotiations under the preceding Paragraph, then the position advanced by EPA shall be considered binding unless, within thirty (30) days after the conclusion of the informal negotiation period, Settling Defendants or Owner Settling Defendant invoke the formal dispute resolution procedures of this Section by serving on the United States a written Statement of Position on the matter in dispute, including, but not limited to, any factual data, analysis or opinion supporting that position and any supporting documentation relied upon by the Settling Defendants or Owner Settling Defendant that is not already in the ROD administrative record

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or the post-ROD site file.  The Statement of Position shall specify the Settling Defendants' or Owner Settling Defendant's
position as to whether formal dispute resolution should proceed under Paragraph 66 or Paragraph 67.
                  b. Within thirty (30) days after receipt of Settling Defendants' or Owner Settling Defendant's Statement of Position, EPA will serve on the appropriate Party its Statement of Position, including, but not limited to, any factual data, analysis, or opinion supporting that position and all supporting documentation relied upon by EPA that is not already in the ROD administrative record or the post-ROD Site file. EPA's Statement of Position shall include a statement as to whether formal dispute resolution should proceed under Paragraph 66 or 67. Within ten (10) days after receipt of EPA's Statement of Position, Settling Defendants or Owner Settling Defendant may submit a Reply.
                  c. If there is disagreement between EPA and the Settling Defendants or Owner Settling Defendant as to whether dispute resolution should proceed under Paragraph 66 or 67, the parties to the dispute shall follow the procedures set forth in the Paragraph determined by EPA to be applicable. However, if the Settling Defendants or Owner Settling Defendant ultimately appeal to the Court to resolve the dispute, the Court shall determine which Paragraph is applicable in accordance with the standards of applicability set forth in Paragraphs 66 and 67.

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                  66. Formal dispute  resolution for disputes  pertaining to the selection or adequacy of any response action and all other disputes that are accorded review on the administrative record under applicable principles of administrative law shall be conducted pursuant to the procedures set forth in this Paragraph. For purposes of this Paragraph, the adequacy of any response action includes, without limitation: (1) the adequacy or appropriateness of plans, procedures to implement plans, or any other items requiring approval by EPA under this Consent Decree; and (2) the adequacy of the performance of response actions taken pursuant to this Consent Decree. Nothing in this Consent Decree shall be construed to allow any dispute by Settling Defendants or Owner Settling Defendant regarding the validity of the ROD's provisions.
                  a. An administrative record of the dispute shall be maintained by EPA and shall contain all statements of position, including supporting documentation, submitted pursuant to this Section. Where appropriate, EPA may allow submission of supplemental statements of position by the parties to the dispute.
                  b. The Director of the Environmental Cleanup Office, EPA Region 10, will issue a final administrative decision resolving the dispute based on the administrative record described in Paragraph 66.a. This decision shall be binding upon the Settling Defendants and/or Owner Settling Defendant, subject

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only to the right to seek judicial review pursuant to
subparagraphs c and d of this Paragraph.
                  c. Any administrative decision made by EPA pursuant to Paragraph 66.b. shall be reviewable by this Court, provided that a motion for judicial review of the decision is filed by the Settling Defendants or Owner Settling Defendant with the Court and served on all Parties within ten (10) days of receipt of EPA's decision. The motion shall include a description of the matter in dispute, the efforts made by the parties to resolve it, the relief requested, and the schedule, if any, within which the dispute must be resolved to ensure orderly implementation of this Consent Decree. The United States may, within fifteen (15) days of receipt of Settling Defendants' or Owner Settling Defendant's motion or such other period as the court may permit, file a response to Settling Defendants' or Owner Settling Defendant's motion.
                  d. In proceedings on any dispute governed by this Paragraph, Settling Defendants or Owner Settling Defendant shall have the burden of demonstrating that the decision of the Office of Environmental Cleanup Director is arbitrary and capricious or otherwise not in accordance with law. Judicial review of EPA's decision shall be on the administrative record compiled pursuant to subparagraph 66.a.
                  67. Formal dispute resolution for disputes that neither pertain to the selection or adequacy of any response action nor are otherwise accorded review on the administrative

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record under applicable  principles of administrative  law, shall be governed by this Paragraph.
                  a. Following receipt of Settling Defendants' or Owner Settling Defendant's Statement of Position submitted pursuant to Paragraph 65, the Director of the Environmental Cleanup Office, EPA Region 10, will issue a final decision resolving the dispute. The Office of Environmental Cleanup Division Director's decision shall be binding on the Settling Defendants or Owner Settling Defendant unless, within ten (10) days of receipt of the decision, the Settling Defendants or Owner Settling Defendant file with the Court and serve on the parties a motion for judicial review of the decision setting forth the matter in dispute, the efforts made by the parties to resolve it, the relief requested, and the schedule, if any, within which the dispute must be resolved to ensure orderly implementation of the Consent Decree. The United States may, within fifteen (15) days of receipt of Settling Defendants' or Owner Settling Defendant's motion or such other period that the court may permit, file a response to Settling Defendants' or Owner Settling Defendant's motion.
                  b. Notwithstanding Paragraph N of Section I (Background) of this Consent Decree, judicial review of any dispute governed by this Paragraph shall be governed by applicable principles of law.
                  68. The invocation of formal dispute resolution procedures under this Section shall not extend, postpone or

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affect in any way any  obligation of the Settling  Defendants or Owner  Settling
Defendant under this Consent Decree, not directly in dispute, unless EPA or the Court agrees otherwise. Stipulated penalties with respect to the disputed matter shall continue to accrue, unless EPA agrees otherwise, but payment shall be
stayed  pending   resolution  of  the  dispute  as  provided  in  Paragraph  72.
Notwithstanding the stay of payment, stipulated penalties shall accrue from the first day of noncompliance with any applicable provision of this Consent Decree. In the event that the Settling Defendants or Owner Settling Defendant do not prevail on the disputed issue, stipulated penalties assessed by EPA shall be paid as provided in Section XX (Stipulated Penalties).
                            XX. STIPULATED PENALTIES
                  69.  Settling   Defendants  shall  be  liable  for  stipulated
penalties in the amounts set forth in Paragraphs 70 and 71 to the United States for failure to comply with the requirements of this Consent Decree specified below, unless excused under Section XVIII (Force Majeure) or unless EPA elects to waive the same or Settling Defendants prevail in dispute resolution. Owner Settling Defendant shall be liable for stipulated penalties set forth in Paragraphs 70 and 71 to the United States for failure to perform and enforce Institutional Controls contained in Section IX of this Consent Decree, unless excused under Section XVIII (Force Majeure) or unless EPA elects to waive the same or Owner Settling Defendant prevails in dispute resolution. "Compliance"

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by Settling  Defendants and Owner Settling Defendant shall include completion of the activities under this Consent Decree or any Work Plan or other plan approved under this Consent Decree identified below in accordance with all applicable requirements of law, this Consent Decree, the SOW, and any plans or other documents approved by EPA pursuant to this Consent Decree within the specified time schedules established by and approved under this Consent Decree.
                  70.a. Except as provided in subparagraph b of this Paragraph, the following stipulated penalties shall accrue per violation per day for any noncompliance with this Consent Decree:
   Penalty Per Violation Per Day    Period of Noncompliance

                  $  300                             First through the Thirtieth
                                                     Day
                  $  700                             Thirty-first through the
                                                     Sixtieth Day
                  $1,500                             Sixty-first Day through the
                                                     Ninetieth Day
                  $5,000                             Ninety-first Day and Beyond

                  b.  The  following   stipulated  penalties  shall  accrue  per
violation per day for noncompliance with Section VI, Paragraph 12.e., and failure to submit timely or adequate reports, written documents, and deliverables set forth in Paragraphs 11 and 12 of Section VI and Section 4 of the SOW (Performance of the Work by Settling Defendants), Section VIII, Section IX except to the extent limited in Subparagraph c. below, Section XV, and
Section XXIV of this Consent Decree, and failure to perform or adequately perform O & M:


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  Penalty Per Violation Per Day     Period of Noncompliance

                  $  500                             First through the Thirtieth
                                                     Day
                  $1,000                             Thirty-first through the
                                                     Sixtieth Day
                  $3,000                             Sixty-first through the
                                                     Ninetieth Day
                  $7,000                             Ninety-first Day and Beyond

                  c. Notwithstanding the foregoing, Owner Settling Defendant shall not be subject to Stipulated Penalties for failure to provide EPA with timely notice under Paragraph 28(b) and 29 (including Appendices F and G) so long as ARRC has: (i) timely executed and recorded the Declaration of Restrictive Covenants and Notice of Remedial Action required under Paragraph 28.a.; (ii) imposed the access and use restrictions provided in Paragraph 29.a. as a condition of the transfer; and (iii) placed the language contained in Appendices F or G, or approved modified language, in the conveyance instrument, as required by Paragraphs 29.d. and e. Owner Settling Defendant also shall not be subject to stipulated penalties in the event that any of the access rights, and land and water use restrictions provided in Section IX of this Consent Decree, as supplemented or modified pursuant to this Consent Decree, are determined by a court not to run with the land or bind subsequent owners, transferees, or lessees of the Site.
                  71. In the event that EPA assumes performance of a portion or all of the Work pursuant to Paragraph 84 of Section XXI (Covenants Not to Sue by Plaintiff) and the costs associated with that Work exceed $25,000, Settling Defendants shall be

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liable  for a  stipulated  penalty  in the amount of 10% of the cost of the Work incurred by EPA but not to exceed $250,000.
                  72. All penalties shall begin to accrue on the day after the complete performance is due (for timeliness and notice violations, including but not limited to, submission of deliverables, compliance with any schedule contained in any Work Plan, report, or other plan required under this Consent Decree, and notice required under this Consent Decree) or the day after EPA notifies the Settling Defendants in writing that a violation (other than one based on timeliness) has occurred, and shall continue to accrue through the final day of the correction of the noncompliance or completion of the activity. However, stipulated penalties shall not accrue: (1) with respect to a deficient submission under Section XI (EPA Approval of Plans and Other Submissions), during the period, if any, beginning on the first (1st) day after EPA's receipt of such submission until the date that EPA notifies Settling Defendants in writing of any deficiency; (2) with respect to a decision by the Director of the Office of Environmental Cleanup, EPA Region 10, under Paragraph 66.b. or 67.a. of Section XIX (Dispute Resolution), during the period, if any, beginning on the eleventh (11th) day after the date that Settling Defendants' (i) reply to EPA's Statement of Position is received (for decisions under Paragraph 66.b.) or (ii) statement of position under Paragraph 65 is received (for decisions under Paragraph 67.a.) until the date that the Director issues a final decision regarding such dispute;

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or (3) with  respect  to  judicial  review by this  Court of any  dispute  under
Section XIX (Dispute Resolution), during the period, if any, beginning on the 31st day after the date the Settling Defendants or Owner Settling Defendants file the motion for judicial review until the date that the Court issues a final decision regarding such dispute. Nothing herein shall prevent the simultaneous accrual of separate penalties for separate violations of this Consent Decree.
                  73. Following EPA's determination that Settling Defendants or Owner Settling Defendant have failed to comply with a requirement of this Consent Decree, EPA shall give Settling Defendants or Owner Settling Defendant written notification of the same and describe the noncompliance. EPA shall send the Settling Defendants or Owner Settling Defendant a written demand for the payment of the penalties. Except for violations based on timeliness and noncompliance with a known due date or trigger event as contained in Paragraph 72, penalties shall not accrue as provided in the preceding Paragraph until EPA has notified the Settling Defendants or Owner Settling Defendant in writing of a violation.
                  74. All penalties accruing under this Section shall be due and payable to the United States within thirty (30) days of the Settling Defendants' or Owner Settling Defendant's receipt from EPA of a demand for payment of the
penalties,   unless  the  appropriate  Parties  invoke  the  Dispute  Resolution procedures under Section XIX (Dispute Resolution). All payments to the

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United  States  under  this  Section  shall be paid by  certified  or  cashier's check(s) made payable to "EPA Hazardous Substances Superfund," shall be mailed to:
                           Mellon Bank
                           EPA-Region 10
                           Attn:  Superfund Accounting
                           P.O. Box 360903M
                           Pittsburgh, PA 15251

and shall indicate that the payment is for stipulated penalties, and shall reference the EPA Region and Site/Spill ID #102P, the DOJ Case Number 90-11-3-810, and the name and address of the party making payment. Copies of check(s) paid pursuant to this Section, and any accompanying transmittal letter(s), shall be sent to the United States as provided in Section XXVI (Notices and Submissions), and to Joseph Penwell, Finance Unit, Office of Management Programs, Mail Stop OMP-146, 1200 Sixth Avenue, Seattle, Washington, 98101. In the alternative, Settling Defendants shall make payments required by this Paragraph to the EPA Hazardous Substance Superfund by FedWire Electronic Funds Transfer. Wire transfer instructions will be provided by EPA upon request.
                  75. The payment of penalties shall not alter in any way Settling Defendants' obligation to complete the performance of the Work specifically agreed to by them in this Consent Decree or Owner Settling Defendant's obligation to perform the Institutional Controls required by Section IX.

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                  76.   Penalties  shall  continue  to  accrue  as  provided  in
Paragraphs 72 and 73 during any dispute resolution period, but need not be paid until one of the following events occur:
                  a. If the dispute is resolved by agreement or by a decision of EPA that is not appealed to this Court, accrued penalties determined to be owing shall be paid to EPA within fifteen (15) days of the agreement or the receipt of EPA's decision or order;
                  b. If the dispute is appealed to this Court and the United States prevails in whole or in part, Settling Defendants or Owner Settling Defendant shall pay all accrued penalties determined by the Court to be owed to EPA within sixty (60) days of receipt of the Court's decision or order, except as provided in Subparagraph c below;
                  c. If the District Court's decision is appealed by any Party, Settling Defendants or Owner Settling Defendant shall pay all accrued penalties determined by the District Court to be owing to the United States into an interest-bearing escrow account within sixty (60) days of receipt of the Court's decision or order. Penalties shall be paid into this account as they continue to accrue, at least every sixty (60) days. Within fifteen (15) days of receipt of the final appellate court decision, the escrow agent shall pay the balance of the account to EPA or to Settling Defendants or Owner Settling Defendant to the extent that they prevail, as determined by the appellate court.

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                  77.a. If Settling  Defendants or Owner Settling Defendant fail
to  pay  stipulated   penalties  when  due,  the  United  States  may  institute proceedings to collect the penalties, as well as Interest. Settling Defendants or Owner Settling Defendant shall pay Interest on the unpaid balance, which shall begin to accrue on the date of demand made pursuant to Paragraph 74.
                  b. Nothing in this Consent Decree shall be construed as prohibiting, altering, or in any way limiting the ability of the United States to seek any other remedies or sanctions available by virtue of Settling Defendants' or Owner Settling Defendant's violation of this Decree or of the statutes and regulations upon which it is based, including, but not limited to, penalties pursuant to Section 122(l) of CERCLA, 42 U.S.C. ss. 9622(l). Provided, however, that the United States shall not seek civil penalties pursuant to
Section 122(l) of CERCLA, 42 U.S.C. ss. 9622(l), for any violation for which a stipulated penalty is provided herein, except in the case of a willful violation of the Consent Decree.
                  78. Notwithstanding any other provision of this Section, the United States may, in its unreviewable discretion, waive any portion of stipulated penalties that have accrued pursuant to this Consent Decree.

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                     XXI. COVENANTS NOT TO SUE BY PLAINTIFF
                  79. In consideration of the actions that will be performed and the payments that will be made by the Settling Defendants and, where applicable, the Owner Settling Defendant, under the terms of the Consent Decree, and except as specifically provided in Paragraphs 80, 81, and 83 of this Section, the United States covenants not to sue or to take administrative action against Settling Defendants and Owner Settling Defendant pursuant to Sections 106 and 107(a) of CERCLA, 42 U.S.C. ss.ss. 9606 and 9607(a), relating to the Site. These covenants not to sue shall take effect with respect to future liability upon Certification of Completion of Remedial Action by EPA pursuant to Paragraph 50 of Section XIV (Certification of Completion). These covenants not to sue are conditioned upon the satisfactory performance by Settling Defendants and Owner Settling Defendant of their obligations under this Consent Decree. These covenants not to sue extend only to the Settling Defendants and Owner Settling Defendant and do not extend to any other person.
                  80. United States' Pre-certification reservations. Notwithstanding any other provision of this Consent Decree, the United States reserves, and this Consent Decree is without prejudice to, the right to institute proceedings before the Court in this action or in a new action, or to issue an administrative order seeking to compel Settling Defendants to perform further response actions relating to the Site or to reimburse the United States for additional costs of response and/or to compel Owner

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Settling Defendant to perform Supplemental  Institutional  Controls that only it can perform as the party in possession and control of the property if, prior to Certification of Completion of the Remedial Action:
                  (i) conditions at the Site, previously unknown to EPA, are discovered; or

                  (ii) information, previously unknown to EPA, is received, in whole or in part;

and these previously unknown conditions or information together with any other relevant information indicates that the Remedial Action is not protective of human health or the environment.
                  81. United States' Post-certification reservations. Notwithstanding any other provision of this Consent Decree, the United States reserves, and this Consent Decree is without prejudice to, the right to institute proceedings before the Court in this action or in a new action, or to issue an administrative order seeking to compel Settling Defendants to perform further response actions relating to the Site or to reimburse the United States for additional costs of response and/or to compel Owner Settling Defendant to perform Supplemental Institutional Controls that only it can perform as the party in possession and control of the property if, subsequent to Certification of Completion of the Remedial Action:
                  (i) conditions at the Site, previously unknown to EPA, are discovered; or

                  (ii) information, previously unknown to EPA, is received, in whole or in part;


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and these previously unknown conditions or this information  together with other relevant information indicate that the Remedial Action is not protective of human health or the environment.
                  82. For purposes of Paragraph 80, the information and the conditions known to EPA shall include only that information and those conditions known to EPA as of the date the ROD was signed and set forth in the Record of Decision for the Site and the administrative record supporting the Record of Decision. For purposes of Paragraph 81, the information and the conditions known to EPA shall include only that information and those conditions known to EPA as of the date of Certification of Completion of the Remedial Action and set forth in the Record of Decision, the administrative record supporting the Record of Decision, the post-ROD administrative record, or in any information received by EPA pursuant to the requirements of this Consent Decree prior to Certification of Completion of the Remedial Action.
                  83.a. General reservations of rights. The covenants not to sue set forth above do not pertain to any matters other than those expressly specified in Paragraph 79. The United States reserves, and this Consent Decree is without prejudice to, all rights against Settling Defendants with respect to all other matters, including but not limited to, the following:

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                  (1) claims based on a failure by Settling Defendants to meet a requirement of this Consent Decree;
                  (2) claims seeking, or liability for, the securing and implementation of Supplemental Institutional Controls, and liability for any
response  costs  incurred   relating  to  the   implementation  or  securing  of
Supplemental Institutional
Controls;
                  (3) liability arising from the past, present, or future disposal, release, or threat of release of Waste Materials outside of the Site;
                  (4) liability for future disposal of Waste Material at the Site, other than as provided in the ROD, the Work Plan, or otherwise ordered or approved in writing by EPA;
                  (5) liability for damages for injury to, destruction of, or loss of natural resources, and for the costs of any natural resource damage assessments;
                  (6)  criminal liability;
                  (7) liability for violations of federal or state law which occur during or after implementation of the Remedial Action; and
                  (8) liability, prior to Certification of Completion of the Remedial Action, for additional response actions that EPA determines are necessary to achieve Performance Standards, but that cannot be required pursuant to Paragraph 15 (Modification of the SOW or Related Work Plans).

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                  b. With respect to the Owner Settling Defendant, the covenants not to sue set forth above do not pertain to any matters other than those expressly specified in Paragraph 79. The United States reserves, and this Consent Decree is without prejudice to, all rights against Owner Settling Defendant with respect to all other matters, including but not limited to, the following:
                  (1) claims based on a failure by Owner Settling Defendant to meet a requirement of this Consent Decree;
                  (2) claims seeking, or liability for, the securing and implementation of Supplemental Institutional Controls that only Owner Settling Defendant, as the party in possession and control of the property can perform, and liability for any response costs incurred relating to the implementation or securing of such Supplemental Institutional Controls;
                  (3) liability arising from the past, present, or future disposal, release, or threat of release of Waste Materials outside of the Site;
                  (4) liability for future disposal of Waste Material at the Site, other than as provided in the ROD, the Work Plan, or otherwise ordered or approved in writing by EPA;
                  (5)  criminal liability; and
                  (6) liability for violations of federal or state law which occur during or after implementation of the Remedial Action.

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                  84. Work Takeover.  In the event EPA determines  that Settling
Defendants and, with respect to implementation of Institutional Controls contained in Section IX of this Consent Decree only, Owner Settling Defendant have ceased implementation of any portion of the Work or Institutional Controls (except as a result of a Force Majeure event), are seriously or repeatedly deficient or late in their performance of the Work or Institutional Controls, or are implementing the Work or Institutional Controls in a manner which may cause an endangerment to human health or the environment, EPA may assume the performance of all or any portions of the Work or may seek to enforce such Institutional Controls required by Section IX as EPA determines necessary. Settling Defendants and Owner Settling Defendant may invoke the procedures set forth in Section XIX (Dispute Resolution), Paragraph 66 only, to dispute EPA's determination that takeover of the Work or Institutional Controls is warranted under this Paragraph. Costs incurred by the United States in performing the Work and Institutional Controls pursuant to this Paragraph shall be considered Future Response Costs that Settling Defendants shall pay pursuant to Section XVI (Reimbursement of Response Costs).
                  85. Notwithstanding any other provision of this Consent Decree, the United States retains all authority and reserves all rights to take any and all response actions authorized by law.


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                     XXII. COVENANTS BY SETTLING DEFENDANTS
                          AND OWNER SETTLING DEFENDANT

                  86. Covenant Not to Sue. Subject to the reservations in subparagraph 86.d., Settling Defendants and Owner Settling Defendant hereby covenant not to sue and agree not to assert any claims or causes of action against the United States with respect to the Site, and Future Response Costs as defined herein, or this
Consent Decree, including, but not limited to:
                  a. any direct or indirect claim for reimbursement from the Hazardous Substance Superfund (established pursuant to the Internal Revenue Code, 26 U.S.C. ss. 9507) through CERCLA Sections 106(b)(2), 107, 111, 112, 113,
42 U.S.C. ss.ss.  9606(b)(2),  9607, 9611, 9612, 9613, or any other provision of law;
                  b. any claims against the United States, including any department, agency or instrumentality of the United States under CERCLA Sections 107 or 113, 42 U.S.C. ss.ss. 9607 or 9613, related to the Site; or
                  c. any claims arising out of response activities at the Site, including claims based on EPA's selection of response actions, oversight of response activities or approval of plans for such activities.
                  d. Notwithstanding the provisions of Paragraph 86.a., Owner Settling Defendant reserves any right it may have to pursue the claim it has asserted against the United States as provided in Paragraphs 12.b. and 20.c. of the Partial Consent Decree.

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                  e. The Settling Defendants reserve, and this Consent Decree is without prejudice to, claims against the United States, subject to the provisions of Chapter 171 of Title 28 of the United States Code, for money damages for injury or loss of property or personal injury or death caused by the negligent or wrongful act or omission of any employee of the United States while acting within the scope of his office or employment under circumstances where the United States, if a private person, would be liable to the claimant in accordance with the law of the place where the act or omission occurred. However, any such claim shall not include a claim for any damages caused, in whole or in part, by the act or omission of any person, including any contractor, who is not a federal employee as that term is defined in 28 U.S.C. ss. 2671; nor shall any such claim include a claim based on EPA's selection of response actions, or the oversight or approval of the Settling Defendants' plans or activities. The foregoing applies only to claims which are brought pursuant to any statute other than CERCLA and for which the waiver of sovereign immunity is found in a statute other than CERCLA;
                  87. Nothing in this Consent Decree shall be deemed to constitute preauthorization of a claim within the meaning of Section 111 of CERCLA, 42 U.S.C. ss. 9611, or 40 C.F.R. ss. 300.700(d).
                  88. In consideration of the mutual obligations undertaken and the payments to be made by the Settling Defendants and Owner Settling Defendant under the terms of this Consent

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Decree,  each of the Settling  Defendants and Owner Settling Defendant covenants not to sue any other Settling Defendant or Owner Settling Defendant for contribution pursuant to Sections 107 or 113 of CERCLA, 42 U.S.C. ss.ss. 9607 or 9613, any provision of the Resource Conservation and Recovery Act, state statutory or common law, or any other provision of law with respect to the Site, including, without limitation, contribution claims relating to the Work, this Consent Decree or payment of or liability for Future Costs, as that term is defined in Section IV of the Partial Consent Decree, provided, however, that as to each Settling Defendant and Owner Settling Defendant, these covenants are conditioned on performance by each Settling Defendant and the Owner Settling Defendant of the obligations undertaken by each under this Consent Decree and payment of its allocated share of the costs of the Work. These covenants not to sue extend only to the Settling Defendants and Owner Settling Defendant and not to any other persons or entities.
              XXIII. EFFECT OF SETTLEMENT; CONTRIBUTION PROTECTION
                  89. Nothing in this Consent Decree shall be construed to create any rights in, or grant any cause of action to, any person not a Party to this Consent Decree. The preceding sentence shall not be construed to waive or nullify any rights that any person not a signatory to this decree may have under applicable law. Each of the Parties expressly reserves any and all rights (including, but not limited to, any right to

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contribution),  defenses, claims, demands, and causes of action which each Party may have with respect to any matter, transaction, or occurrence relating in any way to the Site against any person not a Party hereto.
                  90. The Parties agree, and by entering this Consent Decree this Court finds, that the Settling Defendants and Owner Settling Defendant are entitled, as of the Effective Date of this Consent Decree, to protection from contribution actions or claims as provided by CERCLA Section 113(f)(2), 42 U.S.C. ss. 9613(f)(2), for matters addressed in this Consent Decree.
                  91. The Settling Defendants and Owner Settling Defendant agree that with respect to any suit or claim for contribution brought by them for matters related to this Consent Decree they will notify the United States, in writing, no later than sixty (60) days prior to the initiation of such suit or claim.
                  92. The Settling Defendants and Owner Settling Defendant also agree that with respect to any suit or claim for contribution brought against them for matters related to this Consent Decree they will notify the United States in writing within ten (10) days of service of the complaint on them. In addition, Settling Defendants and Owner Settling Defendant shall notify the United States within ten (10) days of service or receipt of any Motion for Summary Judgment and within ten (10) days of receipt of any order from a court setting a case for trial of matters related to this Consent Decree.

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                  93. In any subsequent  administrative  or judicial  proceeding initiated by the United States for injunctive relief, recovery of response costs, or other appropriate relief relating to the Site, Settling Defendants and Owner Settling Defendant shall not assert, and may not maintain, any defense or claim based upon the principles of waiver, res judicata, collateral estoppel, issue preclusion, claim-splitting, or other defenses based upon any contention that the claims raised by the United States in the subsequent proceeding were or should have been brought in the instant case; provided, however, that nothing in this Paragraph affects the enforceability of the covenants not to sue set forth in Section XXI (Covenants Not to Sue by Plaintiff).
                           XXIV. ACCESS TO INFORMATION
                  94. Subject to the terms of Paragraph 95, Settling  Defendants and Owner Settling Defendant shall provide to EPA, upon request, copies of all documents and information within their possession or control or that of their
contractors   or  agents   relating  to   activities  at  the  Site  or  to  the
implementation of this Consent Decree, including, but not limited to, sampling, analysis, chain of custody records, manifests, trucking logs, receipts, reports, sample traffic routing, correspondence, or other documents or information related to the Work. Settling Defendants and Owner Settling Defendant shall also make available to EPA, for purposes of investigation,

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information gathering, or testimony, their employees, agents, or representatives with knowledge of relevant facts concerning the performance of the Work.
                  95.a. Settling Defendants and Owner Settling Defendant may assert business confidentiality claims covering part or all of the documents or information submitted to Plaintiff under this Consent Decree to the extent permitted by and in accordance with Section 104(e)(7) of CERCLA, 42 U.S.C. ss. 9604(e)(7), and 40 C.F.R. ss. 2.203(b). Documents or information determined to be confidential by EPA will be afforded the protection specified in 40 C.F.R.
Part 2, Subpart B. If no claim of confidentiality accompanies documents or information when they are submitted to EPA, or if EPA has notified Settling Defendants or Owner Settling Defendant in writing that the documents or information are not confidential under the standards of Section 104(e)(7) of CERCLA, 42 U.S.C. ss. 9604(e)(7), the public may be given access to such documents or information without further notice to Settling Defendants or Owner Settling Defendant.
                  b. The Settling Defendants and Owner Settling Defendant may assert that certain documents, records and other information are privileged
under  the  attorney-client   privilege  or  any  other  privilege  or  doctrine
recognized by federal law. If the Settling Defendants or Owner Settling Defendant assert such a privilege in lieu of providing documents, they shall provide the Plaintiff with the following: (1) the title of the document, record, or information; (2) the date of the document, record, or

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information;  (3) the name and title of the author of the document,  record,  or information; (4) the name and title of each addressee and recipient; (5) a description of the contents of the document, record, or information: and (6) the privilege asserted by Settling Defendants. However, no documents, reports or other information created or generated pursuant to the requirements of the Consent Decree shall be withheld on the grounds that they are privileged.
                  96. No claim of confidentiality shall be made with respect to any data, including, but not limited to, all sampling, analytical, monitoring, hydrogeologic, scientific, chemical, or engineering data, or any other documents or information evidencing conditions at or around the Site.
                            XXV. RETENTION OF RECORDS
                  97. Settling Defendants and Owner Settling Defendant agree that records and documents within their possession or control that relate in any manner to the performance of the Work or liability of any person for response actions conducted or to be conducted at the Site shall be retained in accordance with Section VIII of the Partial Consent Decree.
                  98. Each Settling Defendant and Owner Settling Defendant hereby certify individually that, to the best of its knowledge and belief, after thorough inquiry, it has not altered, mutilated, discarded, destroyed or otherwise disposed of any records, documents or other information relating to its potential

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liability  regarding the Site since  notification of potential  liability by the
United States or the filing of suit against it regarding the Site and that it has fully complied with any and all EPA requests for information pursuant to
Section 104(e) and 122(e) of CERCLA, 42 U.S.C. ss.ss.  9604(e) and 9622(e),  and
Section 3007 of RCRA, 42 U.S.C. ss. 6927.
                          XXVI. NOTICES AND SUBMISSIONS
                  99. Whenever, under the terms of this Consent Decree, written notice is required to be given or a report or other document is required to be sent by one Party to another, it shall be directed to the individuals at the addresses specified below, unless those individuals or their successors give notice of a change to the other Parties, in writing. All notices and submissions shall be considered effective upon receipt, unless otherwise provided. Written notice as specified herein shall constitute complete satisfaction of any written notice requirement of the Consent Decree with respect to the United States, EPA, the Settling Defendants, and Owner Settling Defendant respectively.


As to the United States:

Chief, Environmental Enforcement Section
Environment and Natural Resources Division
U.S. Department of Justice
P.O. Box 7611
Ben Franklin Station
Washington, D.C.  20044-7611
         Re: DJ # 90-11-3-810



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As to EPA:

Lori L. Houck
Office of Regional Counsel
U.S. EPA, Region 10
ORC-158
1200 Sixth Avenue
Seattle, Washington 98101

Christopher Cora
EPA Project Coordinator
U.S. EPA, Region 10
ECL-114
1200 Sixth Avenue
Seattle, Washington 98101


As to the State:

Jennifer Roberts
State Project Coordinator
Alaska Department of Environmental Conservation
555 Cordova Street, Second Floor
Anchorage, Alaska 99501-2617


As to the Settling Defendants:

Alex Tula
Alta Geosciences, Inc.
11711 Northcreek Parkway South, Suite 101
Bothell, WA  98011-8224


As to the Owner Settling Defendant

Phyllis C. Johnson, Esq.
General Counsel
Alaska Railroad Corporation
P.O. Box 107500
327 W. Ship Creek Avenue
Anchorage, Alaska 99501


As to the Federal PRPs:

Bruce Noble
Defense Reutilization and Marketing Service
ATTN: DRMS-FHO
Federal Center  74 N. Washington Avenue
Battle Creek, MI  49017-3092

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                              XXVII. EFFECTIVE DATE
                  100. The Effective Date of this Consent Decree shall be the date upon which this Consent Decree is entered by the Court, except as otherwise provided herein.
                        XXVIII. RETENTION OF JURISDICTION
                  101. This Court retains jurisdiction over both the subject matter of this Consent Decree and the Settling Defendants and Owner Settling Defendant for the duration of the performance of the terms and provisions of this Consent Decree for the purpose of enabling any of the Parties to apply to the Court at any time for such further order, direction, and relief as may be necessary or appropriate for the construction or modification of this Consent Decree, or to effectuate or enforce compliance with its terms, or to resolve disputes in accordance with Section XIX (Dispute Resolution) hereof.
                                XXIX. APPENDICES
                  102. The following appendices are attached to and incorporated into this Consent Decree:
         "Appendix A" is the ROD.
         "Appendix B" is the SOW.
         "Appendix C" is the legal description of the Site.
         "Appendix D" is a map of the Site.
         "Appendix E" is Declaration of Restrictive Covenants and
Notice of Remedial Action.

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         "Appendix F" is the Reservation of Access Easement and
Restrictions on Use.
         "Appendix G" is the Lease Prohibitions.
                            XXX. COMMUNITY RELATIONS
                  103. Settling Defendants shall propose to EPA their participation in the community relations plan to be developed by EPA. EPA will determine the appropriate role for the Settling Defendants under the Plan. Settling Defendants shall also cooperate with EPA in providing information regarding the Work to the public. As requested by EPA, Settling Defendants shall participate in the preparation of such information for dissemination to the public and in public meetings which may be held or sponsored by EPA to explain activities at or relating to the Site.
                               XXXI. MODIFICATION
                  104. Schedules specified in this Consent Decree for completion of the Work may be modified by agreement of EPA and the Settling Defendants. All such modifications shall be made in writing.
                  105. Except as provided in Paragraph 14 ("Modification of the SOW or related Work Plans"), no material modifications shall be made to the SOW without written notification to and written approval of the United States, Settling Defendants, and Owner Settling Defendant. The dispute resolution provisions in Section XIX. of this Consent Decree shall apply to this

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Paragraph.  Prior to  providing  its  approval to any  modification,  the United
States will provide the State with a reasonable opportunity to review and comment on the proposed modification. No material modification to this Consent Decree shall be made without the written approval of the United States, Settling Defendants, Owner Settling Defendant, and the Court, after providing the State, and, if appropriate, the public, with a reasonable opportunity to review and comment on the proposed modification.
                  106. Nothing in this Decree shall be deemed to alter the Court's power to enforce, supervise or approve modifications to this Consent Decree.
                XXXII. LODGING AND OPPORTUNITY FOR PUBLIC COMMENT
                  107. This Consent Decree shall be lodged with the Court for a period of not less than thirty (30) days for public notice and comment in accordance with Section 122(d)(2) of CERCLA, 42 U.S.C. ss. 9622(d)(2), and 28 C.F.R. ss. 50.7. The United States reserves the right to withdraw or withhold its consent if the comments regarding the Consent Decree disclose facts or
considerations   which  indicate  that  the  Consent  Decree  is  inappropriate, improper, or inadequate. Settling Defendants and Owner Settling Defendant consent to the entry of this Consent Decree without further notice; provided, however, that this Consent Decree shall not be effective or binding on the Parties

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unless each and every Settling  Defendant and Owner Settling  Defendant has duly executed this Consent Decree.
                  109. If for any reason the Court should decline to approve this Consent Decree in the form presented, this agreement is voidable at the sole discretion of any Party and the terms of the agreement may not be used as evidence in any litigation between the Parties.
                           XXXIII. SIGNATORIES/SERVICE
                  110. Each undersigned representative of a Settling Defendant and Owner Settling Defendant to this Consent Decree and the Assistant Attorney General for Environment and Natural Resources of the Department of Justice certifies that he or she is fully authorized to enter into the terms and conditions of this Consent Decree and to execute and legally bind such Party to this document.
                  111. Each Settling Defendant and Owner Settling Defendant hereby agrees not to oppose entry of this Consent Decree by this Court or to challenge any provision of this Consent Decree unless the United States has notified the Settling Defendants and Owner Settling Defendant, in writing, that it no longer supports entry of the Consent Decree.
                  112. Each Settling Defendant and Owner Settling Defendant shall identify, on the attached signature page, the name, address, and telephone number of an agent who is authorized to accept service of process by mail on behalf of that Party with

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respect  to all  matters  arising  under or  relating  to this  Consent  Decree.
Settling Defendants and Owner Settling Defendant hereby agree for purposes of this action to accept service in that manner and to waive the formal service requirements set forth in Rule 4 of the Federal Rules of Civil Procedure and any applicable local rules of this Court, including, but not limited to, service of a summons.

                  SO ORDERED THIS    24th   DAY OF January   , 1998.


                                                   /s/ John W. Sedwick
                                                   John W. Sedwick
                                                   United States District Judge

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